SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report: August 26, 1999


             [GRAPHIC OMITTED][GRAPHIC OMITTED] HAGLER BAILLY, INC. (Exact name of registrant as specified in its charter)


               DELAWARE                             54-1759180
---------------------------------------- ---------------------------------------
 (State or other jurisdiction      (Commission          (IRS Employer
 of incorporation)                 File Number)          Identification Number)

              1530 Wilson Boulevard, Suite 900, Arlington, VA 22209
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                              703-351-0300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes (X) No ( )

                                TABLE OF CONTENTS



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.................................1


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS...2

   (C)   EXHIBITS.............................................................2

SIGNATURES....................................................................3

1


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


Pursuant to the terms of the Share Exchange Agreement (the "Share Exchange Agreement") by and among Hagler Bailly, Inc. (the "Company"), GKMG, Inc. ("GKMG"), and the former shareholders of GKMG ("Former Shareholders") dated as of August 12, 1999, the Company acquired all of the outstanding shares of GKMG, an aviation consulting company, and issued 1,420,000 shares of its common stock (valued at approximately $10.3 million based on the closing price of the Company's common stock on the NASDAQ Stock Market on August 12, 1999) to the Former Shareholders in exchange therefor.

Under the terms of the Share Exchange Agreement, the Company is obligated to issue additional shares of its common stock to the Former Shareholders up to a fair market value (as defined in the Share Exchange Agreement) of $15 million if certain earnings targets for GKMG are met for the periods July 1, 1999-June 30, 2000 and July 1, 2000-June 30, 2001.

In addition, if the highest average of the closing prices of the Company's common stock for any consecutive twenty (20) trading days does not equal or exceed $10 per share during the period from August 12, 2000 (or an earlier date if the shares received by the Former Shareholders become registrable in a registration statement of the Company which becomes effective) through and including February 12, 2001, then the Company under the terms of the Share Exchange Agreement is obligated to issue up to 192,857 additional shares of its common stock to the Former Shareholders.

The Former Shareholders have registration rights with respect to the shares issued in the transaction.

In connection with the acquisition, a subsidiary of the Company has entered into employment and non-competition agreements with each of the Former Shareholders and certain other employees of GKMG. Two of the Former Shareholders, Morris R. Garfinkle and James F.
Miller, have become executive officers of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)......Exhibits.


No.......         .........                          Description
---                                                  -----------

2.1 Share Exchange Agreement dated as of August 12, 1999 by and among the Company, GKMG, and the Former Shareholders.

4.1 Registration Rights Agreement dated as of August 12, 1999 by and between the Company and James F. Miller, as the attorney-in-fact and representative of the Former Shareholders.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HAGLER BAILLY, INC.
                                  (Registrant)


Date:  August 26, 1999        By:  /s/ William E. Dickenson
                              --------------------------------------------
                              William E. Dickenson
                              President and Chief Executive Officer




Date:  August 26, 1999       By: /s/ Glenn J. Dozier
                             --------------------------------------------
                             Glenn J. Dozier
         Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                                   EXHIBIT 2.1








                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                              HAGLER BAILLY, INC.,

                                   GKMG, INC.

                                       AND

                         THE STOCKHOLDERS OF GKMG, INC.













                           DATED AS OF AUGUST 12, 1999












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                                     - iii -

\\\MC - 67523/17 - #103714 v14

                                      - i -

                                TABLE OF CONTENTS




                                      Page



   SHARE EXCHANGE AGREEMENT                                                 1

ARTICLE I  EXCHANGE OF SHARES                                               2

   SECTION 1.1.                EXCHANGE OF SHARES.                          2
   SECTION 1.2.                EFFECT OF THE EXCHANGE.                      2
   SECTION 1.3.                CLOSING.                                     2
   SECTION 1.4                 EXCHANGE OF CERTIFICATES.                    2
   SECTION 1.5.                ADDITIONAL EXCHANGE CONSIDERATION.           3
   SECTION 1.7.                STOCKHOLDERS'REPRESENTATIVE.                 7
   SECTION 1.8.                TRANSFERABILITY OF ACQUIROR COMMON STOCK.    8
   SECTION 1.9.                CERTAIN ADJUSTMENTS.                         8
   SECTION 1.10.               LEGEND; SUBSEQUENT TRANSFER.                 8
   SECTION 1.11.               ACCOUNTING DATE.                             9
   SECTION 1.12.               ACQUIROR BOARD APPROVAL.                     9

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF the Company                  10

   SECTION 2.1.                ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. 10
   SECTION 2.2.                ARTICLES OF INCORPORATION AND BYLAWS.         11
   SECTION 2.3.                CAPITALIZATION.                               11
   SECTION 2.4.                AUTHORITY.                                    12
   SECTION 2.5.                NO CONFLICT; REQUIRED FILINGS AND CONSENTS.   12
   SECTION 2.6.                FINANCIAL STATEMENTS; NO LIABILITIES.         13
   SECTION 2.7.                ACCOUNTS RECEIVABLE.                          13
   SECTION 2.8.                ABSENCE OF CERTAIN CHANGES OR EVENTS.         13
   SECTION 2.9.                ASSETS.                                       14
   SECTION 2.10.               LEASES.                                       14
   SECTION 2.11.               MATERIAL CONTRACTS.                           15
   SECTION 2.12.               REAL PROPERTY.                                16
   SECTION 2.13.               GOVERNMENT CONTRACTS.                         16
   SECTION 2.14.               ENVIRONMENTAL MATTERS.                        17
   SECTION 2.15.               ABSENCE OF LITIGATION.                        19
   SECTION 2.16.               INTELLECTUAL PROPERTY.                        19
   SECTION 2.17.               PAYMENTS OR LOANS TO STOCKHOLDERS SINCE
                               BALANCE SHEET DATE.                           20

   SECTION 2.18.               TAXES AND ASSESSMENTS.                        20
   SECTION 2.19.               EMPLOYMENT MATTERS.                           21
   SECTION 2.20.               EMPLOYEE BENEFIT PLANS.                       21
   SECTION 2.21.               TRANSACTIONS WITH RELATED PARTIES.            23
   SECTION 2.22.               INSURANCE.                                    23
   SECTION 2.23.               BOARD APPROVAL.                               23
   SECTION 2.24.               BROKERS.                                      23
   SECTION 2.25.               THIRD-PARTY LIABILITY.                        24
   SECTION 2.26.               SPINOFF AGREEMENT.                            24
   SECTION 2.27.               FOREIGN CORRUPT PRACTICES ACT.                24
   SECTION 2.28.               DISCLOSURE.                                   24




Article III  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERs              25

   SECTION 3.1.                AUTHORITY AND CAPACITY.                       25
   SECTION 3.2.                ABSENCE OF VIOLATION.                         25
   SECTION 3.3.                TITLE TO CAPITAL STOCK.                       25
   SECTION 3.4.                NON-REGISTRATION OF SECURITIES; PURCHASE FOR
                               INVESTMENT ONLY; RULE 144.                    26
   SECTION 3.5.                ABILITY OF STOCKHOLDER TO EVALUATE INVESTMENT
                               AND BEAR ECONOMIC RISK.                       27
   SECTION 3.6.                GOVERNMENTAL AUTHORIZATION; CONSENTS.         27
   SECTION 3.7.                WAIVER OF DISSENTER'S RIGHTS.                 27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR                       28

   SECTION 4.1.                ORGANIZATION AND QUALIFICATION.               28
   SECTION 4.2.                CERTIFICATE OF INCORPORATION AND BYLAWS.      28
   SECTION 4.3.                CAPITALIZATION.                               28
   SECTION 4.4.                AUTHORITY.                                    29
   SECTION 4.5.                NO CONFLICT; REQUIRED FILINGS AND CONSENTS.   29
   SECTION 4.6.                SEC FILINGS; FINANCIAL STATEMENTS.            29
   SECTION 4.7.                ABSENCE OF CERTAIN CHANGES OR EVENTS.         30
   SECTION 4.8.                ABSENCE OF LITIGATION.                        31
   SECTION 4.9.                BROKERS.                                      31
   SECTION 4.10.               DISCLOSURE.                                   31
   SECTION 4.11.               TAX-FREE REORGANIZATION.                      31

ARTICLE V  COVENANTS                                                         31

   SECTION 5.1.                AFFIRMATIVE COVENANTS OF THE COMPANY.         31
   SECTION 5.2.                NEGATIVE COVENANTS OF THE COMPANY.            32
   SECTION 5.3.                NEGATIVE COVENANTS OF ACQUIROR
                               AND THE COMPANY AFTER THE EFFECTIVE TIME.     34
   SECTION 5.4.                NEGATIVE COVENANTS OF THE STOCKHOLDERS.       34
   SECTION 5.5.                COVENANTS OF THE ACQUIROR.                    35
   SECTION 5.6.                RIGHTS UNDER THE SPINOFF AGREEMENT.           35

ARTICLE Vi  ADDITIONAL AGREEMENTS                                            36

   SECTION 6.1.                CONSENTS AND APPROVALS; FILINGS AND NOTICES.  36
   SECTION 6.2.                ACCESS TO INFORMATION.                        36
   SECTION 6.3.                CONFIDENTIALITY.                              37
   SECTION 6.4.                FURTHER ACTION; REASONABLE BEST EFFORTS.      37
   SECTION 6.5.                PUBLIC ANNOUNCEMENTS.                         38
   SECTION 6.6.                NO SOLICITATION.                              38
   SECTION 6.7.                EMPLOYEES.                                    38
   SECTION 6.8.                INDEMNIFICATION.                              38
   SECTION 6.9.                TAX MATTERS.                                  39
   SECTION 6.10.               MANAGEMENT COMMITTEE REPRESENTATIVES.         39
   SECTION 6.11.               FINANCIAL STATEMENTS.                         39
   SECTION 6.12.               BEST EFFORTS.                                 39
   SECTION 6.13.               COMPANY CONTROLLER.                           40

ARTICLE VII  CLOSING CONDITIONS                                              40

   SECTION 7.1.            CONDITIONS TO OBLIGATIONS OF ACQUIROR, STOCKHOLDERS
                             AND THE COMPANY TO EFFECT THE EXCHANGE.         40
   SECTION 7.2.             ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR.41
   SECTION 7.3.             ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY
                               AND THE STOCKHOLDERS.                         42

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER                              43

   SECTION 8.1.                TERMINATION.                                  43
   SECTION 8.2.                EFFECT OF TERMINATION.                        44
   SECTION 8.3.                AMENDMENT.                                    44
   SECTION 8.4.                WAIVER.                                       44

ARTICLE IX  SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS;
REMEDIES                                                                     45

   SECTION 9.1.                SURVIVAL OF REPRESENTATIONS.                  45
   SECTION 9.2.                STOCKHOLDERS GENERAL INDEMNIFICATION;
                                    ESCROW ARRANGEMENTS.                     45

   SECTION 9.3.                STOCKHOLDERS SPECIAL INDEMNIFICATION          46
   SECTION 9.4.                STOCKHOLDERS INDEMNIFICATION FOR
                               BREACHES OF REPRESENTATIONS  AND WARRANTIES
                               OF SECTION 2.15.                              49
   SECTION 9.5.                ACQUIROR'S GENERAL INDEMNIFICATION.           50
   SECTION 9.6.                INDEMNIFICATION PROCEDURES.                   50
   SECTION 9.7.                REMEDIES EXCLUSIVE; PRE-CLOSING BREACHES;
                               OTHER AGREEMENTS.                             51

ARTICLE X  GENERAL PROVISIONS                                                52

   SECTION 10.1.               NOTICES.                                      52
   SECTION 10.2.               CERTAIN DEFINITIONS.                          53
   SECTION 10.3.               HEADINGS.                                     56
   SECTION 10.4.               SEVERABILITY.                                 56
   SECTION 10.5.               ENTIRE AGREEMENT.                             56
   SECTION 10.6.               SPECIFIC PERFORMANCE.                         57
   SECTION 10.7.               ASSIGNMENT.                                   57
   SECTION 10.8.               THIRD PARTY BENEFICIARIES.                    57
   SECTION 10.9.               GOVERNING LAW.                                57
   SECTION 10.10.              COUNTERPARTS.                                 57
   SECTION 10.11.              FEES AND EXPENSES.                            58

                                     Section

                                     - 58 -


                                      - 1 -

Schedules

Schedule 1.5          Net After Tax Income
Schedule 2.1          Subsidiaries
Schedule 2.3(a)       Beneficial and Record Ownership of Shares of the Company
Schedule 2.3(b)       Beneficial & Record Ownership of Shares of Company Subs.
Schedule 2.5          Third Party Consents
Schedule 2.8          Absence of Certain Changes or Events
Schedule 2.9          Assets
Schedule 2.10         Leases
Schedule 2.11         Material Contracts
Schedule 2.12         Real Property
Schedule 2.13(a)                       Government Contracts
Schedule 2.15                          Company Litigation
Schedule 2.16                          Intellectual Property
Schedule 2.17                          Doubtful Receivables
Schedule 2.19                          Employment Matters; Labor Relations
Schedule 2.20                          Employee Benefit Plans
Schedule 2.21                          Transactions with Related Parties
Schedule 2.22                          Insurance
Schedule 2.26                          Spinoff Agreement
Schedule 4.3                           Outstanding Capital Obligations
Schedule 4.7                           Absence of Certain Changes or Events
Schedule 4.8                           Absence of Litigation
Schedule 5.2                           Stockholder Annual Compensation Level
Schedule 6.6                           No Solicitation
Schedule 6.7                           Employees
Schedule 9.3                           Express One Matters


Exhibits

Exhibit A                           Form of Escrow Agreement
Exhibit B                           Form of Registration Rights Agreement
Exhibit C                           Form of Capitalization Certificate

Index of Defined Terms

                                     Section

Accounting Date....................................................    1.11
Acquiror...........................................................    PREAMBLE
Acquiror Board.....................................................    1.12
Acquiror Common Stock..............................................    PREAMBLE
Acquiror Indemnified Persons.......................................    9.2
Acquiror Material Adverse Effect...................................    10.2(a)
Acquiror SEC Reports...............................................    4.6(a)
affiliate and/or Affiliate.........................................    10.2
Agreement .........................................................    PREAMBLE
A/R Assignment.....................................................    2.17
Assets.............................................................    1.2
Balance Sheet......................................................    2.6
Balance Sheet Date.................................................    2.6
Benefit Plans............................ .........................    2.20(a)
Blue Sky Laws......................................................    10.2(d)
BRC China..........................................................    2.17
business day.......................................................    10.2(e)
Closing............................................................    1.3
Closing Date.......................................................    1.3
Closing Price......................................................    1.1(b)
Code...............................................................    PREAMBLE
Commonly Controlled Entity.........................................    2.20(a)
Company............................................................    PREAMBLE
Company Common Stock...............................................    PREAMBLE
Company Material Adverse Effect....................................    10.2(f)
Company Subsidiary and/or Company Subsidiaries.....................    2.1
control, controlled by, under common control with..................    10.2(g)
Earnout Stock......................................................    3.4(a)
Effective Time.....................................................    1.3
Employment Agreements..............................................    PREAMBLE
Encumbrances.......................................................    10.2(h)
Environmental Claim..............................................    2.13(f)(i)
Environmental Laws...............................................    2.13(f)(ii)
ERISA.............................................................    2.20(a)
ERISA Plan........................................................    2.20(a)
Escrow Agent......................................................    PREAMBLE
Escrow Agreement..................................................    PREAMBLE
Escrow Stock......................................................    PREAMBLE
Escrow Stock Certificate..........................................    1.4(d)
Exchange..........................................................    PREAMBLE
Exchange Act......................................................    3.4(c)
Exchange Cash.....................................................    1.1(a)(ii)
Exchange Stock....................................................    1.1
Exchange Stock Certificates.......................................    1.4(d)
Fair Market Value.................................................    1.5(e)
Financial Statements..............................................    6.11
First FFYE Tranche................................................    1.5(a)(i)
First FFYE Tranche Payment........................................    1.5(c)
First Fiscal Year.................................................    1.5(a)
First Fiscal Year Earnout.........................................    1.5(a)
First Fiscal Year Surplus.........................................    1.5(a)
First SFYE Tranche................................................    1.5(b)(i)
GAAP..............................................................    10.2(j)
Government Contract...............................................    10.2(k)
Government Entity.................................................    10.2(l)
Hazardous Materials.............................................    2.14(f)(iii)
Highest Closing Price..............................................    1.6(a)
including..........................................................    10.2(l)
Independent Accountant.............................................    1.5(g)
Intellectual Property..............................................    2.16
Laws...............................................................    10.2(m)
Legend.............................................................    1.10
Letter of Intent...................................................    6.3
Losses.............................................................    10.2(n)
Material Contracts.................................................    2.11(a)
Multiemployer Plan.................................................    2.20(d)
Order..............................................................    7.1(a)
person.............................................................    10.2(o)
Price Performance Period...........................................    1.6(a)
Price Performance Shares...........................................    1.6
Proposed Earnout Payment...........................................    1.5(g)
Real Property......................................................    2.12
Registration Rights Agreement......................................    PREAMBLE
Related Agreements.................................................    PREAMBLE
Second FFYE Tranche Payment.....................................    1.5(i)(A)(2)
Second Fiscal Year.................................................    1.5(b)
Second Fiscal Year Earnout.........................................    1.5(b)
Second Fiscal Year Surplus.........................................    1.5(b)
Second SFYE Tranche...............................................    1.5(b)(ii)
Second SFYE Tranche Payment Date...................................    1.5(d)
Third FFYE Tranche...............................................    1.5(a)(iii)
Third SFYE Tranche Payment Date......................................    1.5(iv)
Securities Act.......................................................    1.8
Spinoff Agreement....................................................    10.2
Stockholder........................................................    PREAMBLE
Stockholders.......................................................    PREAMBLE
Stockholder's Certificate............................................    8.2(g)
Stockholders' Representative.........................................    1.7
Subsidiary..........................................................    10.2(s)
Taxes...............................................................    10.2(t)
Third FFYE Tranche...............................................    1.5(a)(iii)
Third SFYE Tranche...............................................    1.5(b)(iii)

                            SHARE EXCHANGE AGREEMENT



THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into this 12th day of August, 1999, by and among HAGLER BAILLY, INC., a Delaware corporation ("Acquiror"), GKMG, INC., a District of Columbia corporation (the "Company"), Mr. Morris Garfinkle, Mr. James Miller, Mr. Sam Fairchild, Mr. Xianping Wang, Ms. Anita Mosner and Mr. Michael Fleming (each, a "Stockholder" and collectively, the "Stockholders").

WHEREAS, Acquiror desires to acquire the consulting business operated by the Company and the Company's Subsidiaries;

         WHEREAS, each Stockholder is the owner of the number of shares of common stock, no par value, of the Company (the "Company Common Stock"), set forth next to the name of such Stockholder in Schedule 2.3(a) to this Agreement, such shares representing in the aggregate all of the issued and outstanding shares of Company Common Stock;

         WHEREAS, the Stockholders and Acquiror desire to effect an exchange (the "Exchange") of the shares of the Company Common Stock for shares of common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock"), on the terms and subject to the conditions set forth in this Agreement;

 .........WHEREAS,  concurrently  with the execution of this  Agreement and as an inducement to Acquiror to enter into this Agreement, Morris Garfinkle, James Miller, Sam Fairchild, Xianping Wang, Anita Mosner, Michael Fleming and certain other employees of this Company, have entered into employment agreements with GKMG Consulting Services, Inc. (the "Employment Agreements"), the effectiveness of which is conditioned upon consummation of the Exchange;

         WHEREAS, in connection with the transactions contemplated by this Agreement and as a condition to consummation of the Exchange, Acquiror and the Stockholders' Representative (as defined in Section 1.6) and State Street Bank & Trust Company (the "Escrow Agent") shall enter into an escrow agreement at Closing, in the form attached hereto as Exhibit A (the "Escrow Agreement"), pursuant to which One Hundred Fifty Thousand (150,000) of the shares of Acquiror Common Stock (the "Escrow Stock") to be paid to the Stockholders in the Exchange will be retained in escrow;

 .........WHEREAS,  in  connection  with the  transactions  contemplated  by this
Agreement and as a condition to consummation of the Exchange, Acquiror and the Stockholders' Representative shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement" and, together with the Escrow Agreement and the Employment Agreements, the "Related Agreements") at Closing, pursuant to which the Stockholders will obtain "piggyback" registration rights; and

 .........WHEREAS,  for federal  income tax  purposes,  it is  intended  that the
Exchange constitutes a 'plan of reorganization' within the meaning of Sections 354 and 361 of the Internal Revenue Code of 1986, as amended (the "Code") and Treas. Reg. Section 1.368-2(g).

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES


SECTION 1.1.      Exchange of Shares.

 .........(a)  Subject  to the  terms  and  conditions  of  this  Agreement,  the
Stockholders agree to exchange the shares of Company Common Stock owned by the Stockholders for, and Acquiror agrees to issue to the Stockholders in exchange for such shares of Company Common Stock, a number of whole shares of Acquiror Common Stock equal to One Million Four Hundred Twenty Thousand (1,420,000) shares (the "Exchange Stock"). The Exchange Stock shall be issued to the Stockholders on a pro rata basis based on their percentage ownership of the Company as set forth in Schedule 2.3(a).

 .........(b) No fractional shares of Acquiror Common Stock shall be issued,  but in lieu thereof, the Stockholders shall receive an amount in cash equal to the reported closing price of a share of Acquiror Common Stock on the NASDAQ National Market on the last business day prior to the Closing Date (the "Closing Price") multiplied by the fraction of a share of Acquiror Common Stock to which the Stockholder would otherwise be entitled.


SECTION 1.2.      Effect of the Exchange.

 .........As a result of the Exchange,  Acquiror will indirectly  control, as the sole  stockholder  of the Company,  all assets  owned by the Company  including,
without  limitation,   all  assets,  whether  real  or  personal,   tangible  or
intangible, of the Company.


SECTION 1.3.      Closing.

Subject to the terms and conditions of this Agreement, the closing of the Exchange (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof, at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to by the parties hereto (the "Closing Date" or the "Effective Time"). The Exchange and the Related Agreements will be effective upon consummation of the Closing.

SECTION 1.4       Exchange of Certificates.

(a)......Delivery   of  Shares  of  Company  Common  Stock.   At  Closing,   the
Stockholders shall deliver to Acquiror certificate(s) for the shares of Company Common Stock being exchanged by the Stockholders duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

(b) Delivery of Shares. At Closing, Acquiror shall deliver to the Stockholders certificates representing that number of whole shares of Acquiror Common Stock equal to the Exchange Stock minus the Escrow Stock, together with a check made payable to such Stockholder for any fractional shares pursuant to Section 1.1(b) hereof.

         (c) Delivery of Escrow Stock. At the Effective Time, One Hundred Fifty Thousand (150,000) shares of the Exchange Stock required to be issued in accordance with Section 1.1, will be placed in escrow pursuant to the Escrow Agreement as security for the faithful performance of the indemnity obligations of the Stockholders under Article IX of this Agreement. In the event that after the Closing Date, Acquiror pays any stock, cash or other dividend on its outstanding shares of common stock or issues any shares of common stock pursuant to a stock split, the portion of such dividend or shares of common stock payable or issuable on shares of Escrow Stock shall be deposited into escrow by Acquiror as an additional part of the Escrow Stock pursuant to the terms of the Escrow Agreement. Stockholders shall be entitled to vote the Escrow Stock. The Exchange Stock otherwise distributable as of the Closing Date to the Stockholder in connection with the Exchange as provided in Section 1.1(a) shall be reduced to reflect the placement by the Acquiror of that portion of the Exchange Stock required to be deposited in escrow as described in this Section 1.4(c), and such Escrow Stock shall be released to the Stockholders or Acquiror, as the case may be, only in accordance with the terms of this Agreement and the Escrow Agreement.

         (d) Exchange Procedures. At the Effective Time, certificates representing the Company Common Stock shall be exchanged for certificates issued by Acquiror representing the Acquiror Common Stock to be issued to each Stockholder in accordance with the terms hereof (the "Exchange Stock Certificates"). The Exchange Stock Certificates shall be registered in the name of each Stockholder and shall represent 89.44% of the total number of shares of Acquiror Common Stock initially issuable pursuant to the Exchange in respect of shares of Company Common Stock held by the Stockholders. One certificate, representing the shares of Escrow Stock (the "Escrow Stock Certificate"), shall be issued in the name of the Stockholders' Representative and deposited with the Escrow Agent.


SECTION 1.5.      Additional Exchange Consideration.

In addition to the Exchange Stock, the Stockholders shall have the right to receive the following additional consideration, on a pro rata basis based on their percent ownership of the Company as set forth in Schedule 2.3(a), in accordance with the following terms and conditions:

(a) First  Fiscal  Year  Earnout.  If the Net After Tax  Income  (as  defined in
Schedule 1.5) of the Company for the period beginning July 1, 1999 through June 30, 2000 (the "First Fiscal Year") exceeds the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the amount of such excess, the "First Fiscal Year Surplus"), the Stockholders shall be entitled to receive an amount of Acquiror Common Stock with an aggregate Fair Market Value equal to six
(6) multiplied by the First Fiscal Year Surplus (the "First Fiscal Year Earnout"); provided, however, that under no circumstances shall the amount due under the First Fiscal Year Earnout, if any, exceed the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) of Acquiror Common Stock in aggregate Fair Market Value (as determined in accordance with Section 1.5(e)). The First Fiscal Year Earnout shall be payable by the Acquiror using Acquiror Common Stock in three (3) payments calculated as follows:

                  (i) "First FFYE Tranche." The First FFYE Tranche shall be the amount equal to six (6) multiplied by (X) the First Fiscal Year Surplus less (Y) sixty percent (60%) of the amount of revenues recognized under GAAP during the First Fiscal Year that are uncollected as of June 30, 2000. If this amount shall be negative, then the First FFYE Tranche shall be zero.

                  (ii) "Second FFYE Tranche." The Second FFYE Tranche shall be the amount equal to (X) the amount equal to six (6) multiplied by (A) the First Fiscal Year Surplus less (B) sixty percent (60%) of the amount of revenues recognized under GAAP during the First Fiscal Year that are uncollected as of December 31, 2000 less (Y) the amount of the First FFYE Tranche. If this amount shall be negative, then the Second FFYE Tranche shall be zero.

                  (iii) "Third FFYE Tranche." The Third FFYE Tranche shall be the amount equal to (X) the amount equal to six (6) multiplied by (A) the First Fiscal Year Surplus less (B) sixty percent (60%) of the amount of revenues recognized under GAAP during the First Fiscal Year that are uncollected as of June 30, 2001 less (Y) the amount of the First FFYE Tranche less (Z) the amount of the Second FFYE Tranche. If this amount shall be negative, then the Third FFYE Tranche shall be zero.

         (b) Second Fiscal Year Earnout. If the Net After Tax Income of the Company for the period beginning July 1, 2000 through June 30, 2001 (the "Second Fiscal Year") exceeds the amount of Three Million Dollars ($3,000,000) (the amount of such excess, the "Second Fiscal Year Surplus"), the Stockholders shall be entitled to receive an amount of Acquiror Common Stock with an aggregate Fair Market Value equal to six (6) multiplied by the Second Fiscal Year Surplus (the "Second Fiscal Year Earnout"); provided, however, that under no circumstances shall the amount due under the Second Fiscal Year Earnout , if any, exceed the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) of Acquiror Common Stock in aggregate Fair Market Value (as determined in accordance with Section 1.5(e)). The Second Fiscal Year Earnout shall be payable by the Acquiror in three (3) payments calculated as follows:


                  (i) "First SFYE Tranche." The First SFYE Tranche shall be the amount equal to six (6) multiplied by (X) the Second Fiscal Year Surplus less
(Y) sixty percent (60%) of the amount of revenues recognized under GAAP during the Second Fiscal Year that are uncollected as of June 30, 2001. If this amount shall be negative, then the First SFYE Tranche shall be zero.

                  (ii) "Second SFYE Tranche." The Second SFYE Tranche shall be the amount equal to (X) the amount equal to six (6) multiplied by (A) the Second Fiscal Year Surplus less (B) sixty percent (60%) of the amount of revenues recognized under GAAP during the Second Fiscal Year that are uncollected as of December 31, 2001 less (Y) the amount of the First SFYE Tranche. If this amount shall be negative, then the Second SFYE Tranche shall be zero.

                  (iii) "Third SFYE Tranche." The Third SFYE Tranche shall be the amount equal to (X) the amount equal to six (6) multiplied by (A) the Second Fiscal Year Surplus less (B) sixty percent (60%) of the amount of revenues recognized under GAAP during the Second Fiscal Year that are uncollected as of June 30, 2002 less (Y) the amount of the First SFYE Tranche less (Z) the amount of the Second SFYE Tranche. If this amount shall be negative, then the Third SFYE Tranche shall be zero.

         (c) The First FFYE Tranche, if any, shall be paid no later than the day prior to the public release of Acquiror's earnings immediately following the period ending June 30, 2000, but in any event no later than August 15, 2000 (the "First FFYE Tranche Payment Date"). The Second FFYE Tranche, if any, shall be paid no later than February 15, 2001 (the "Second FFYE Tranche Payment Date"). The Third FFYE Tranche, if any shall be paid no later than August 15, 2001 (the "Third FFYE Tranche Payment Date").

         (d) The First SFYE Tranche, if any, shall be paid no later than the day prior to the public release of Acquiror's earnings immediately following the period ending June 30, 2001, but in any event no later than August 15, 2001 (the "First SFYE Tranche Payment Date"). The Second SFYE Tranche, if any, shall be paid no later February 15, 2002 (the "Second SFYE Tranche Payment Date"). The Third SFYE Tranche, if any, shall be paid no later than August 15, 2002 (the "Third SFYE Tranche Payment Date").

         (e) For payments under this Section 1.5, Acquiror Common Stock shall be valued at the average closing price (as reported in the Wall Street Journal and as adjusted for any conversions, exchanges, stock splits, reverse stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Acquiror) for the period of ten (10) trading days prior to the payment date (the "Fair Market Value"); provided, however, notwithstanding the foregoing, (A) any payments of Acquiror Common Stock payable on the Second FFYE Tranche Payment Date or the Third FFYE Tranche Payment Date shall be valued based on the Fair Market Value of Acquiror Common Stock as of the First FFYE Tranche Payment Date, and (B) any payments of Acquiror Common Stock payable on the Second SFYE Tranche Payment Date or the Third SFYE Tranche Payment Date shall be valued based on the Fair Market Value of Acquiror Common Stock as of the First SFYE Tranche Payment Date.
         (f) Acquiror may, at Acquiror's option, make a prepayment of the maximum amount payable for each of the First Fiscal Year Earnout and Second Fiscal Year Earnout, in whole or in part, at any time after providing twenty
(20) days written notice to the Stockholders' Representative. The value of Acquiror Common Stock for purposes of any such prepayments shall be valued at the aggregate Fair Market Value as of the date of such prepayments.

         (g) Dispute Resolution. The Stockholders' Representative shall have twenty (20) days after the chief financial officer of the Acquiror delivers the computation of either the First Fiscal Year Earnout or the Second Fiscal Year Earnout (each, a "Proposed Earnout Payment") to provide the Acquiror with notice of any objection to such Proposed Earnout Payment. Unless the Stockholders' Representative timely objects in writing, such Proposed Earnout Payment shall be binding on the parties without any further adjustment. If the Stockholders' Representative shall raise any objection within such twenty (20) day period, Acquiror and the Stockholders' Representative shall negotiate in good faith and use their reasonable best efforts to resolve any disputes. If the parties fail to agree on the amount of such Proposed Earnout Payment within fifteen (15) days after the Stockholders' Representative raises any objection, the disputed items shall be resolved by an independent accounting firm identified by Acquiror and approved by the Stockholders' Representative (the "Independent Accountant"); provided, however, that the parties acknowledge and agree that any accounting firm engaged by the parties at such time shall not be named as the Independent Accountant. The Independent Accountant shall resolve the dispute within thirty
(30) days after having the dispute referred to it, and such resolution shall be binding upon the parties. The costs, fees and expenses of the Independent Accountant shall be borne equally by Acquiror and the Stockholders. Within ten
(10) days after such Proposed Earnout Payment is binding on the parties pursuant to this Section 1.5(g), Acquiror shall deliver the appropriate number of shares, if any, of Acquiror Common Stock to the Stockholders.


SECTION 1.6.      Price Performance Shares.

                  In addition to the Exchange Stock and the additional shares of Acquiror Common Stock issuable under Section 1.5, the Stockholders shall have the right to receive, on a pro rata basis based on their percent ownership of the Company as set forth in Schedule 2.3(a), additional shares of Acquiror Common Stock (the "Price Performance Shares") the amount of which, if any, shall be determined in accordance with the following terms and conditions:

                  (a) If at any time during the period  beginning  on the twelve
(12) month anniversary of the Closing Date and ending on the eighteen (18) month anniversary of the Closing Date (or if the Exchange Stock becomes registerable pursuant to this Agreement or the Registration Rights Agreement prior to the twelve (12) month anniversary, the period shall begin on the date which the registration statement pursuant to which such Exchange Stock is registerable becomes effective) (such period, the "Price Performance Period"), the highest average closing prices of Acquiror Common Stock (as reported in the Wall Street Journal and as adjusted to take into account any conversions, exchanges, stock splits, reverse stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Acquiror), for any twenty (20) consecutive trading days (the "Highest Closing Price") equals or exceeds Ten Dollars ($10.00) per share, the Acquiror shall not be obligated to issue any Price Performance Shares to the Stockholders.

                  (b) If during the Price Performance Period the Highest Closing Price is less than Ten Dollars ($10.00) per share then on the fifth (5th) business day after the last day of the Price Performance Period. Acquiror shall distribute to the Stockholders the number of Price Performance Shares calculated as follows: (i) the amount equal to (A) Four Million Five Hundred Thousand (4,500,000) minus (B) such Highest Closing Price multiplied by Four Hundred Fifty Thousand (450,000) divided by (ii) such Highest Closing Price; provided, however, that in no event shall the number of Price Performance Shares exceed One Hundred Ninety-Two Thousand Eight Hundred Fifty-Seven (192,857).

SECTION 1.7.      Stockholders' Representative.

         James F. Miller shall, by virtue of this Agreement, be irrevocably authorized and empowered to act, for and on behalf of any or all of the Stockholders (with full power of substitution in the premises), in connection with the indemnity provisions of Article IX as they relate to the Company generally and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, (a) to review all claims for indemnification asserted by an Acquiror Indemnified Person, and, to the extent deemed appropriate, dispute, question the accuracy of, compromise, settle or otherwise resolve any and all such claims,
(b) to authorize payments to be made with respect to any such claims for indemnification, (c) to execute and deliver on behalf of the Stockholders any document or agreement contemplated by or necessary or desirable in connection with this Agreement, the Escrow Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, (d) to enforce the rights of the Stockholders under the Registration Rights Agreement and (e) to take such further actions including coordinating and administering post-closing matters related to the rights and obligations of the Stockholders as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Stockholders appointed by the Stockholders being referred to herein as the "Stockholders' Representative"). The Stockholders' Representative shall not be liable to any Stockholder, Acquiror, or their respective affiliates or any other person with respect to any action taken or omitted to be taken by the Stockholders' Representative in his role as Stockholders' Representative under or in connection with this Agreement unless such action or omission results from or arises out of fraud, gross negligence, willful misconduct or bad faith on the part of the Stockholders' Representative; provided, however, that the Stockholders' Representative shall not be liable to any Stockholder in the event that in the exercise of his reasonable judgment, the Stockholders' Representative believes there will not be adequate resources available to cover potential costs and expenses to contest any claim made by an Acquiror Indemnified Person pursuant to Article IX hereof. Acquiror shall be entitled to rely on such appointment and treat such Stockholders' Representative as the duly appointed attorney-in-fact of each Stockholder.


SECTION 1.8.      Transferability of Acquiror Common Stock.

The shares of Acquiror Common Stock to be issued and delivered to the Stockholders in the Exchange in accordance with the provisions of Section 1.4,
Section 1.5 and Section 1.6 hereof will not have been registered under the Securities Act of 1933, (the "Securities Act") or under the securities laws of any state as of the Closing or as of the date of issuance in accordance with
Section 1.5 and Section 1.6. Accordingly, those shares of Acquiror Common Stock (together with any other shares with respect to these shares received pursuant to conversions, exchanges, stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Acquiror) will not be transferable except upon compliance with the Securities Act, any state securities laws, the rules, regulations and other administrative regulations promulgated under the Securities Act and any state securities laws and shall bear appropriate legends to this effect as set forth in Section 1.10 below.

SECTION 1.9.      Certain Adjustments.

                  If between the date hereof and August 15, 2002, the outstanding shares of Acquiror Common Stock shall be changed into a different number of shares by reason of any conversions, exchanges, stock splits, reverse stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Acquiror with a record date within such period, the number of shares of Acquiror Common Stock to be issued hereunder shall be adjusted accordingly to provide to the Stockholders the same economic effect as contemplated by this Agreement prior to such conversion, exchange, stock split, reverse stock split, stock dividend or other reclassification or change thereof, or consolidation or reorganization.


SECTION 1.10.     Legend; Subsequent Transfer.

Each certificate representing Acquiror Common Stock issued to the Stockholders hereunder shall be stamped or otherwise imprinted with a legend (the "Legend") in substantially the following form:
         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAW OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A)(i)
         PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT; OR (ii) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, AND (B) UPON RECEIPT BY THE ACQUIROR OF AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO ACQUIROR, THAT SUCH SALE IS IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAW.

                  The legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Exchange as a result of any stock dividend, stock split, or other recapitalization, as long as the Acquiror Common Stock issued to the Stockholders pursuant to the Exchange is subject to the restrictions set forth in the Agreement.


SECTION 1.11.     Accounting Date.

                  Notwithstanding anything to the contrary set forth in this Agreement or otherwise, Acquiror, the Company and the Stockholders acknowledge and agree that the date and time to be used with respect to the effectiveness of the transactions contemplated herein with respect to accounting matters shall be August 1, 1999 (the "Accounting Date").


SECTION 1.12.     Acquiror Board Approval.

         The Board of Directors of Acquiror (the "Acquiror Board") shall approve the issuances of Acquiror Common Stock to Morris Garfinkle and James Miller pursuant to this Article I in the following manner in order to qualify such issuances for exemption under Rule 16b-3(d)(1) under the Exchange Act:

(a) Prior to the Closing, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of Exchange Stock pursuant to
Section 1.1 and Acquiror Common Stock pursuant to Section 1.5 and Section 1.6. Such resolution shall specify (i) the name of each Stockholder, (ii) the number of shares of Exchange Stock to be acquired by such Stockholder pursuant to
Section 1.1, (iii) the manner in which the number of additional shares of Acquiror Common Stock, if any, to be issued to each Stockholder pursuant to
Section 1.5 and Section 1.6 will be determined, and (iv) that the approval of these issuances is granted for purposes of exempting such issuances under Rule 16b-3.

(b) Prior to the First FFYE Tranche Payment Date, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of the maximum number of shares of Acquiror Common Stock issuable to them pursuant to
Section 1.5(a), subject to reduction as provided in Section 1.5(a). Such resolution shall specify (i) the name of each Stockholder, (ii) the maximum number of shares of Acquiror Common Stock issuable to such Stockholder pursuant to Section 1.5(a), and (iii) that the approval of these issuances, subject to reduction as provided in Section 1.5(a), is granted for purposes of exempting such issuances under Rule 16b-3.

(c) Prior to each of the First FFYE Tranche Payment Date, the Second FFYE Tranche Payment Date and the Third FFYE Tranche Payment Date, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of the actual number of shares of Acquiror Common Stock required under Sections 1.5(a)(i), 1.5(a)(ii) and 1.5(a)(iii), respectively. Such resolution shall specify (i) the name of each Stockholder, (ii) the number of shares of Acquiror Common Stock to be issued to such Stockholder on the applicable Tranche Payment Date and (iii) that the approval of these issuances is granted for purposes of exempting such issuances under Rule 16b-3.

(d) Prior to the Second FFYE Tranche Payment Date, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of the maximum number of shares of Acquiror Common Stock as determined pursuant to
Section 1.5(b), subject to reduction as provided in Section 1.5(b). Such resolution shall specify (i) the name of each Stockholder, (ii) the maximum number of shares of Acquiror Common Stock issuable to such Stockholder pursuant to Section 1.5(b), and (iii) that the approval of these issuances, subject to reduction as provided in Section 1.5(b), is granted for purposes of exempting such issuances under Rule 16b-3.

(e) Prior to each of the First SFYE Tranche Payment Date, the Second SFYE Tranche Payment Date and the Third SFYE Tranche Payment Date, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of the actual number of shares of Acquiror Common Stock required under Sections 1.5(b)(i), 1.5(b)(ii) and 1.5(b)(iii), respectively. Such resolution shall specify (i) the name of each Stockholder, the number of shares of Acquiror Common Stock to be issued to such Stockholder on the applicable Tranche Payment Date, and (iii) that the approval of these issuances is granted for purposes of exempting such issuances under Rule 16b-3.

                   (f) Prior to the delivery of the Price Performance Shares, the Acquiror Board shall adopt a resolution approving the issuance to Messrs. Garfinkle and Miller of the actual number of shares of Acquiror Common Stock required under Section 1.6. Such resolution shall specify (i) the name of each Stockholder, (ii) the number of shares of Acquiror Common Stock to be issued to such Stockholder under Section 1.6 and (iii) that the approval of these issuances is granted for purposes of exempting such issuances under Rule 16b-3.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF the Company

Each of the Company and the Stockholders represents and warrants to Acquiror as follows:

SECTION 2.1.      Organization and Qualification; Subsidiaries.

The Company and each Subsidiary of the Company (each, a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary has the requisite power and authority to own, lease and operate its business as it is now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. The Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in Delaware, Virginia and the District of Columbia, as applicable, and each other jurisdiction in which the ownership or leasing of its Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary except for such failure which would not have a Company Material Adverse Effect. The Company has no Subsidiaries or any equity interest or other investment in any entity other than those listed on Schedule 2.1.

SECTION 2.2.      Articles of Incorporation and Bylaws.

The Company has heretofore delivered or made available to Acquiror a complete and correct copy of the articles of incorporation, bylaws, operating agreement or other organizational documents of the Company and each Company Subsidiary, each as amended to date. Each such certificate of incorporation, bylaws, operating agreement or other organizational documents is in full force and effect. The Company is not in violation of any of the provisions of its respective certificate of incorporation or bylaws. None of the Company Subsidiaries is in material violation of any of the provisions of its respective certificate of incorporation, bylaws, operating agreement or other organizational document.

SECTION 2.3.      Capitalization.

         (a) As of the date hereof, the authorized capital stock of the Company consists of Ten Thousand (10,000) shares of Company Common Stock, of which One Thousand (1,000) shares are issued and outstanding. All of the outstanding shares of capital stock of the Company are owned beneficially and of record as set forth in Schedule 2.3(a). There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company. Except as set forth in Schedule 2.3(a), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule 2.3(a), no shares of capital stock of the Company have been reserved for any purpose.

         (b) All of the outstanding shares of capital stock of each Company Subsidiary are (i) duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights, and (ii) owned beneficially and of record as set forth in
Schedule 2.3(b), free and clear of all Encumbrances. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company Subsidiaries or obligating the Company Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in the Company Subsidiaries, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company Subsidiaries. Except as set forth in Schedule 2.3(b), there are no outstanding obligations of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

SECTION 2.4.      Authority.

The Company has the necessary corporate power and authority to enter into this Agreement and the Related Agreements to which the Company is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements to which the Company is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

SECTION 2.5.      No Conflict; Required Filings and Consents.

         (a) The  execution  and  delivery  of this  Agreement  and the  Related
Agreements to which the Company is a party by the Company do not, and the performance by the Company of its obligations under this Agreement and the Related Agreements to which the Company is a party will not, (i) conflict with or violate the certificate of incorporation, bylaws, operating agreement or other organizational document of the Company or any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or to their respective Assets, or (iii) result in any breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective Assets is subject.

         (b) Except as set forth in Schedule 2.5, the Company's execution and delivery of this Agreement and the Related Agreements to which the Company is a party does not, and the Company's performance of this Agreement and the Related Agreements to which the Company is a party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission, whether national or foreign, or Government Entity.


SECTION 2.6.      Financial Statements; No Liabilities.

                  The Company has furnished to Acquiror the audited balance sheet of the Company as of January 31, 1999 (the "Balance Sheet"). Except as reflected in the Balance Sheet (or disclosed in the notes thereto) and except for liabilities incurred in the ordinary course of business consistent with past practices of the consulting unit of the Company, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company.


SECTION 2.7.      Accounts Receivable.

                  The accounts receivable of the Company shown on the Balance Sheet have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such Balance Sheet. The accounts receivable of the Company shown on the balance sheet prepared as of the Accounting Date and certified by certified public accountants as provided by
Section 6.11 have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company, except to the extent of the allowance for doubtful accounts shown on such balance sheet.


SECTION 2.8.      Absence of Certain Changes or Events.

                  Except as set forth in Schedule 2.8 and except as otherwise disclosed in the Balance Sheet, since the Balance Sheet Date, there has been no Company Material Adverse Effect. Except as set forth in Schedule 2.8, since the Balance Sheet Date, the Company and the Company Subsidiaries have conducted their business in the ordinary course, and the Company and the Company
Subsidiaries have not (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of their respective Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty except losses or injuries resulting in less than $25,000 worth of damage to such Assets; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except liabilities incurred in the ordinary course of business of less than $25,000 in the aggregate; (e) mortgaged, pledged or subjected to any Encumbrance any of their respective Assets; (f) sold, exchanged, transferred or otherwise disposed of any of their respective Assets except in the ordinary course of business or canceled any debts or claims; (g) written down the value of any of their respective Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, had a Company Material Adverse Effect;
(h) entered into any transactions other than in the ordinary course of business except as contemplated by this Agreement; (i) made any change in any method of accounting or accounting practice; (j) made any agreement to do anything prohibited by the foregoing; or (k) record a reserve for Losses relating directly or indirectly to the matters set forth in Schedule 2.15.


SECTION 2.9.      Assets.

Except as set forth in Schedule 2.9, each of the Company and the Company Subsidiaries is the sole and exclusive legal and equitable owner of and has good and marketable title to the Assets that are owned by the Company and the Company Subsidiaries, as applicable, and, such Assets of the Company and the Company Subsidiaries are free and clear of all Encumbrances. No person or Government Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of these Assets.

SECTION 2.10.     Leases.

                  Schedule 2.10 lists and describes all leases and other agreements under which the Company or any Company Subsidiary is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company or any Company Subsidiary is held, operated or managed by a third party. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company or the Company Subsidiary which is a party thereto and, to the knowledge of the Company, the other party or respective parties thereto and, if a lease, grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto required to be obtained by the Company or any Company Subsidiary, as applicable, have been obtained, all necessary filings or registrations therefor required to be made by the Company or any Company Subsidiary, as applicable, have been made, and to the knowledge of the Company, there have been no threatened cancellations thereof and no outstanding material disputes thereunder. The Company and the Company Subsidiaries have performed in all material respects all obligations thereunder required to be performed by the Company and the Company Subsidiaries to date. To the knowledge of the Company, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.


SECTION 2.11.     Material Contracts.

         (a) Schedule 2.11 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or any Company Subsidiary is a party or may be bound (collectively, the "Material Contracts"): (i) material contracts; (ii) employment, severance, termination, consulting and retirement agreements; (iii) license agreements or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreements; (iv) agreements with any labor organization or other collective bargaining unit; (v) agreements for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $5,000 individually (or $25,000 in the aggregate for all such agreements involving more than $5,000) except for travel services and except for purchases on behalf of clients over its remaining term (including, without limitation, periods covered by any option to renew by either party);
(vi) agreements for the purchase, sale or lease of any real estate or other Assets; (vii) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plans or agreements; (viii) agreements for the sale of Assets other than in the ordinary course of business or the grant of any preferential rights to purchase Assets;
(ix) agreements which contain provisions requiring the Company or any Company Subsidiary to indemnify any person; (x) joint venture agreements or other agreements involving the sharing of profits; (xi) outstanding loans to any persons or entities or receivables due from any Stockholders or any Stockholders' Subsidiaries or any affiliates of the Company or the Company Subsidiaries; (xii) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company or the Company Subsidiaries; or (xiii) other material agreement which by its terms does not terminate or is not terminable by the Company or any Company Subsidiary within thirty (30) days or upon thirty (30) days (or less) notice.

         (b) All the Material Contracts are valid and in full force and effect on the date hereof (except to the extent they have previously expired or terminated in accordance with their terms) and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company or the Company Subsidiary which is a party thereto, and to the knowledge of the Company, the other party or respective parties thereto. All necessary governmental approvals with respect thereto required to be obtained by the Company or any Company Subsidiary, as applicable, have been obtained, all necessary filings or registrations therefor required to be made by the Company or any Company Subsidiary, as applicable, have been made, and, to the knowledge of the Company, there have been no threatened cancellations thereof and no outstanding disputes thereunder. Each of the Company and the Company Subsidiaries has in all material respects performed all the obligations thereunder required to be performed by the Company and the Company Subsidiaries to date. The Company and the Company Subsidiaries are not in default and to the knowledge of the Company, no other party is in default in any material respect under any of the Material Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. True and complete copies of all Material Contracts have been delivered to Acquiror or made available for inspection.


SECTION 2.12.     Real Property.

                  Schedule 2.12 contains a list and brief description of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, leased, used or held for use by the Company and the Company Subsidiaries (collectively, the "Real Property"). None of the Company or the Company Subsidiaries holds any fee simple interest in any real estate. The Real Property described in Schedule 2.12 constitutes all real property interests necessary to conduct the business and operations of the Company and the Company Subsidiaries as now conducted and is suitable and adequate for the uses for which it is currently devoted.


SECTION 2.13.     Government Contracts.

         (a) Schedule 2.13(a) sets forth a listing, as of the date of this Agreement, of (i) each Government Contract to which the Company or any Company
Subsidiary is or has been a party during the past three (3) years; (ii) all outstanding offers which if accepted would constitute a contract submitted by the Company or any Company Subsidiary to either the Government or any proposed prime contractor of the Government; and (iii) all Government Contracts (including options) on which delivery or performance is currently in an unsatisfactory or delinquent status, behind schedule or which the Company or any Company Subsidiary knows or has reason to know, after reasonable investigation, will be performed unsatisfactorily or behind schedule or will become delinquent in the future. Each of the Company and the Company Subsidiaries has provided a complete and correct copy of each Government Contract listed in Schedule 2.13(a) to Acquiror. Schedule 2.13(a) also sets forth (i) all outstanding or pending change orders, claims and requests for equitable adjustments relating to such Government Contracts, (ii) all outstanding or pending subcontractor, supplier and vendor claims for the Government Contracts, and (iii) all current teaming agreements, joint venture arrangements and agency agreements relating to the Government Contracts (copies of which have been provided to Acquiror). All financing arrangements, if any, with respect to the performance of any current Government Contract have been disclosed. Each of the Company and the Company Subsidiaries possesses all necessary security clearances and permits for the execution of its obligations under each Government Contract to which it is currently a party. None of the Company or the Company Subsidiaries has ever been denied a security clearance.

         (b) None of the Company or the Company Subsidiaries has ever been debarred or suspended from contracting (as a prime contractor or subcontractor at any tier) for or bidding on any Government Contract or, at any time during the past three (3) years, had a Government Contract canceled or terminated, in whole or in part, by reason of a default or alleged default on the part of the Company or any Company Subsidiary. None of the Company or the Company Subsidiaries is currently debarred or suspended from (nor has it received written notice that it is under investigation with respect to a possible debarment or suspension from) bidding on or entering into any Government Contract. With respect to any Government Contract in effect as of the date of this Agreement, none of the Company or the Company Subsidiaries has received written notice (i) that any such Government Contract may be or will be terminated for convenience or by reason of a default or alleged default by the Company or any Company Subsidiary, (ii) that funding for any such Government Contract or governmental program involving the Company or any Company Subsidiary will be eliminated or substantially reduced or suspended, (iii) requiring or resulting in loss of use or substantial impairment or interference of use by the Company or any Company Subsidiary of any facilities owned by a governmental authority, or (iv) that any relevant budget authority or contract authority has been exceeded with respect to any such Government Contract to which the Company or any Company Subsidiary is a party. None of the Company or the Company Subsidiaries anticipates that it will incur any cost overrun with respect to any Government Contract to which it is a party that would have a Company Material Adverse Effect.

         (c) To the Company's knowledge, there are no facts or issues that could reasonably be expected to result in any of the following in the event an audit of the Government Contracts of the Company or any Company Subsidiary is conducted by the Defense Contract Audit Agency: (i) the suspension or debarment of the Company or any Company Subsidiary from bidding on or entering into any Government Contract, (ii) the termination for default of any Government Contract to which the Company or any Company Subsidiary is a party or under which the Company is providing goods or services, or (iii) except as reserved for in the Balance Sheet, any assertion or claim of material liability against the Company or any Company Subsidiary for an equitable adjustment, price reduction, liquidated damages or monetary penalty, or damages under the terms of such Government Contract or based on a default or alleged default by the Company or other malfeasance or alleged malfeasance by the Company or any Company Subsidiary arising out of or relating to the performance or failure to perform by the Company or any Company Subsidiary thereunder.


SECTION 2.14.     Environmental Matters.

         (a) Each of the Company and the Company Subsidiaries has complied in all material respects and is in material compliance with all Environmental Laws (as defined below). There are no pending or, to the knowledge of the Company and the Company Subsidiaries, threatened actions, suits, claims, legal proceedings or other proceedings based on, and none of the Company and the Company Subsidiaries has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Government Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard to human health or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials or any substances that pose a hazard to human health or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property; or (iv) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's activities involving Hazardous Materials.

         (b) None of the Company or any Company Subsidiaries has been issued any permits, licenses, certificates and approvals required to be maintained by the Company under any Environmental Law with respect to the use or ownership of the Real Property by the Company and the Company Subsidiaries. There has been no discharge of any Hazardous Materials or any other material regulated by any permits, licenses, certificates or approvals required to be maintained by the Company under any Environmental Law.

         (c) There is no material Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary or against any person or entity whose liability for any material Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law.

         (d) To the knowledge of the Company, there are no past or present actions or activities by the Company or any Company Subsidiary including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

         (e) To the knowledge of the Company, none of the Real Property contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

         (f) As used herein, these terms shall have the following meanings:

                  (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                  (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                  (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.


SECTION 2.15.     Absence of Litigation.

                  Except as set forth in Schedule 2.15, there are (a) no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the Company's knowledge, threatened or reasonably anticipated against, affecting or involving the Company or any of the Company Subsidiaries or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries or any of their respective businesses or Assets. Neither the Company or any of the Company Subsidiaries is operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.


SECTION 2.16.     Intellectual Property.

                  Schedule 2.16 lists all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know how, computer software, industrial designs and drawings, and general intangibles of a like nature, trade secrets, licenses and rights and filings with respect to the foregoing (including all reissues, extensions and renewals thereof) (the "Intellectual Property"), and applications therefor owned or licensed by or registered in the name of the Company and the Company Subsidiaries. Except as set forth in Schedule 2.16, the Company and the Company Subsidiaries own all of the Intellectual Property listed that is purported to be owned by the Company and the Company Subsidiaries, pays no royalty to anyone with respect to any Intellectual Property, and has the right to bring action for the infringement of such Intellectual Property purported to be owned by the Company and the Company Subsidiaries. Each of the Company and the Company Subsidiaries owns or possesses adequate rights to use all Intellectual Property necessary to the conduct of the present business of the Company and the Company Subsidiaries. None of the Company or the Company Subsidiaries has any knowledge that any product it sells or service it renders, or that the marketing or use by the Company and the Company Subsidiaries of such product or service, may or is claimed to infringe any Intellectual Property or legally protectable right of another.


SECTION 2.17. Payments or Loans to Stockholder Since Balance Sheet Date.

                  Since the Balance Sheet Date through the Closing Date, the Company has not made any payments or loans to or for the benefit of Stockholders other than (a) reimbursement by the Company of out-of-pocket travel and entertainment expenses, (b) repayment by the Company of bona fide loans and advances from such Stockholders in an aggregate amount which is less than $290,293, (c) a one time loan prior to the Closing Date to a Stockholder that is not more than $50,000 and which shall be repayable not later than August 31, 2001 (such loan shall bear interest, payable monthly, at a rate not less than six percent (6%) per annum, shall provide for setoff against payments otherwise due from the Company or Acquiror to the borrowing Stockholder if such loan is not repaid when due and shall be evidenced by a promissory note), (d) the grant of an option to the Stockholders with respect to an undivided interest in the Company's interest for the Budget Rent-a-Car franchise for China ("BRC China"),
(e) the assignment of certain doubtful receivables set forth on Schedule 2.17 (the "A/R Assignment"), provided, however, that the A/R Assignment shall be limited and only include accounts receivable relating to time and expense incurred prior to February 1, 1999 and be subject to the rights of Legal Corp. (as defined in the Spinoff Agreement) and (f) payment by the Company of such Stockholders' salaries at "pre-existing levels"; provided, however that for the period from July 1, 1999 to August 1, 1999, the aggregate salaries paid to the Stockholders shall not be less than the pro rata portion in relation to their salaries of Two Million One Hundred Thousand Dollars ($2,100,000) per year. The term "pre-existing levels" shall be calculated on a Stockholder by Stockholder basis as of January 31, 1999 and refer to all amounts (exclusive of expense reimbursement, loan and advance repayment, and fees and expenses of the Exchange described above) paid to or for the benefit of the Stockholders, after January 31, 1999 and prior to the date hereof, in an amount not to exceed the product of the Annual Compensation Level shown on Schedule 5.2 and number of days elapsed after January 31, 1999 (inclusive of the Closing Date) divided by 365 days.


SECTION 2.18.     Taxes and Assessments.

                  Each of the Company and the Company Subsidiaries has (i) duly and timely paid all Taxes (as defined below) which have become due and payable by it; (ii) none of the Company or the Company Subsidiaries has received notice of, nor do the Company and the Company Subsidiaries have any knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Government Entity; and (iii) to the Company and the Company Subsidiaries' knowledge, there are no audits pending and there are no outstanding agreements or waivers by the Company or any Company Subsidiary that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes.


SECTION 2.19.     Employment Matters.

         (a) Schedule 2.19 contains a true and complete list of names, positions and annual rates of compensation (including bonuses) of all current directors, officers and employees of the Company and the Company Subsidiaries. With respect to any persons employed by the Company and the Company Subsidiaries, the Company and the Company Subsidiaries are in compliance in all material respects with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any Taxes or penalties for failure to comply with any of the foregoing.

         (b) There are no collective bargaining agreements applicable to any Company or any Company Subsidiary employees and none of the Company or the Company Subsidiaries has a duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company and the Company Subsidiaries.

         (c) Except as provided in Schedule 2.19, with respect to any persons employed by the Company and the Company Subsidiaries, (i) to the knowledge of the Company, each of the Company and the Company Subsidiaries has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of the Company or the Company Subsidiaries, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or the Company Subsidiaries before any Government Entity nor, to the knowledge of the Company and the Company Subsidiaries, does any basis therefor exist.


SECTION 2.20.       Employee Benefit Plans.

         (a) Schedule 2.20 sets forth a list of all of the pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, sabbatical, vacation, bonus, loans, medical, dental, vision care, disability, life insurance or other employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or any Company Subsidiary or for which the Company could incur a liability or any entity required to be aggregated with the Company (each, a "Commonly Controlled Entity") pursuant to
Section 414 of the Code for the benefit of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan".

         (b) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or 501 of the Code has been determined by the Internal Revenue Service to be so qualified and to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Benefit Plans is in compliance with their terms and the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

         (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. All contributions, premiums and other payments with respect to each ERISA Plan which have become due and payable have been paid.

         (d) No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

         (e) The Company has made available to Acquiror complete copies, as of the date hereof, of all of the Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has made available to Acquiror complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Benefit Plans that are in the possession of the Company as of the date hereof.

         (f) No claim, lawsuit, arbitration or other action has been threatened or instituted against any Benefit Plan.

         (g) Except as set forth in Schedule 2.20 or as otherwise contemplated by the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or Stockholder (whether current,
former,   or  retired)  or  their   beneficiaries   solely  by  reason  of  such
transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

         (h) Neither the Company nor any Company Subsidiary maintains, contributes to, or in any way provides for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

         (i) Neither the Company, any Company Subsidiary nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA.


SECTION 2.21.     Transactions with Related Parties.

                  Except as set forth in Schedule 2.21, no present or former officer, director, stockholder or person known by the Company to be an affiliate of the Company or any Company Subsidiary, nor any person known by the Company or any Company Subsidiary to be an affiliate of any such person, is currently a party to any transaction or agreement with the Company or any Company Subsidiary, including any agreement providing for any loans, the employment of, furnishing of services by, rental of their respective Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or affiliate.


SECTION 2.22.     Insurance.

                  Schedule 2.22 contains a list of all insurance policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Company and the Company Subsidiaries, copies of which have been made available to Acquiror. All premiums with respect to such policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies: (a) are in full force and effect;
(b) are sufficient for compliance by the Company and the Company Subsidiaries with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company and the Company Subsidiaries are a party; and (c) are valid, outstanding, and enforceable policies. Except as set forth in
Schedule 2.22, there are no pending claims under any insurance policies and the Company has no facts in the Company's possession which would lead the Company to believe that the Company will receive a claim under any insurance policies.


SECTION 2.23.     Board Approval.

                  The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and the Stockholders and has resolved to recommend the Exchange to such Stockholders.


SECTION 2.24.     Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

SECTION 2.25.     Third-Party Liability.

                  The Company represents and warrants that Acquiror shall not incur any liability to any third party as a result of the consummation of the Exchange with whom the Company or its agents have had discussions regarding the disposition of the Company's Assets and business.


SECTION 2.26.     Spinoff Agreement.

                  Except as set forth in Schedule 2.26, neither the Company, nor to the knowledge of the Company or any Stockholder, any other party to the Spinoff Agreement is in breach of, or has defaulted under, any of the terms of the Spinoff Agreement. The Company has not waived any of the Company's rights under the Spinoff Agreement. Other than as set forth in Schedule 2.26, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated with respect to the rights, obligations or liabilities of any party under the Spinoff Agreement.


SECTION 2.27.     Foreign Corrupt Practices Act.

                  Each of the Company and the Company Subsidiaries represents and warrants that (a) it is aware of the prohibitions imposed by the U.S. Foreign Corrupt Practices Act or other similar laws in the jurisdictions in which the Company and the Company Subsidiaries conduct their respective businesses (collectively, "FCPA") and (b) neither the Company nor the Company Subsidiaries, including their respective officers, directors, employees, representatives, consultants, agents and stockholders, has offered to pay, paid or promised to pay money or give anything of value, directly or indirectly, to any foreign government official or authority of any kind or in order to secure or retain business for the Company or any of the Company Subsidiaries except as permitted by Laws, and neither the Company nor the Company Subsidiaries have otherwise committed any violation of the FCPA and have taken all steps reasonably required to ensure that no such offers, payments or promises to pay or to give anything of value have been made by any agents, representatives, consultants, venture partners or any other third persons in a manner that might cause the Company or any of the Company Subsidiaries to have committed a violation of the FCPA.


SECTION 2.28.     Disclosure.

                  No representations or warranties by the Company in this Agreement and no statement or information contained in the Schedules hereto relating to the Company and the Stockholders, in any certificate furnished or to be furnished by the Company to Acquiror pursuant to the provisions of this Agreement provided or to be provided by the Stockholders in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  In addition to the representations and warranties made by the Stockholders in Article III hereof, each Stockholder hereby severally and not jointly represents and warrants to Acquiror as follows:


SECTION 3.1.      Authority and Capacity.

                  Such  Stockholder  has full legal right,  capacity,  power and authority necessary to execute and deliver this Agreement and all other Related Agreements, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Acquiror and the other parties hereto and thereto, constitute legal, valid and binding obligations of such Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the applications of general principles of equity.


SECTION 3.2.      Absence of Violation.

                  The execution, delivery and performance by such Stockholder of this Agreement and all other Related Agreements, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws applicable to such Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected.


SECTION 3.3.      Title to Capital Stock.

                  The shares of Company Common Stock reflected on Schedule 2.3(a) as being owned by such Stockholder are the only shares of voting stock owned beneficially or of record by such Stockholder in the Company, and except as set forth in Schedule 2.3(a), such Stockholder does not own any other options, warrants or rights to acquire shares of any class of capital stock of the Company. Such Stockholders own all of the issued and outstanding shares of capital stock of the Company. Such Stockholder has the sole power respecting voting and transfer of such Stockholder's shares. The shares of Company Common Stock of such Stockholder are now, and at all times prior to the Effective Time will be, owned as indicated on Schedule 2.3(a) by such Stockholder, free and clear of all Encumbrances.


SECTION 3.4. Non-Registration of Securities; Purchase for Investment Only; Rule 144.

         (a) The Exchange Stock and any shares of Acquiror Common Stock issued to such Stockholder pursuant to Section 1.5(a) or Section 1.5(b) (collectively, the "Earnout Stock") hereof, will be acquired for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Stockholder represents that the legal and beneficial interest of the Exchange Stock and any Earnout Stock will be held for such Stockholder's account only, and neither in whole or in part for any other person. Such Stockholder further represents that such Stockholder has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Exchange Stock or any Earnout Stock . Notwithstanding the foregoing, after the Closing Date, such Stockholder may sell, transfer, or grant participation to such Stockholder's spouse or children or to a trust, in which all the beneficial interests are owned by such Stockholder's spouse or children, so long as such sale, transfer or grant is in compliance with the Securities Act and the Exchange Act and applicable state securities Laws and the Acquiror's policies regarding the transfer of Acquiror Common Stock which are generally applicable.

         (b) Such Stockholder understands and acknowledges that the offering of the Exchange Stock or any Earnout Stock, pursuant to this Agreement, is being conducted on the basis of an exemption from registration under the Securities Act and that the Acquiror's reliance upon such exemption is predicated upon such Stockholder's representations.

         (c) Such Stockholder is familiar with the provisions of Rule 144, promulgated under the Securities Act, which in substance, permits limited public release of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Acquiror Common Stock;
(ii) the availability of certain public information about Acquiror; (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act")) and the amount of securities being sold during any three (3)-month period not exceeding the specified limitations stated therein, if applicable. Such Stockholder further understands that at the time such Stockholder wishes to sell the Exchange Stock or any Earnout Stock, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Acquiror may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Stockholder would be precluded from selling the Exchange Stock or any Earnout Stock under Rule 144 even if the one (1) year minimum holding period had been satisfied. The Stockholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with a registration exemption would be required to sell the Exchange Stock or any Earnout Stock.

         (d) Such Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act.


SECTION 3.5.  Ability of  Stockholder  to Evaluate  Investment and Bear Economic
Risk.

                  Such Stockholder further represents that such Stockholder: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Stockholder's prospective investment in the Exchange Stock or any Earnout Stock and such Stockholder's liabilities and obligations under this Agreement; (b) has received all of the information he has requested from the Acquiror for deciding whether to accept the Exchange Stock or any Earnout Stock; (c) has the ability to bear the economic risks of such Stockholder's prospective investment; (d) is able, without materially impairing his financial condition, to hold the Exchange Stock or any Earnout Stock for an indefinite period of time and to suffer complete loss on his investment; and (e) has been given sufficient time and opportunity to seek the advice of counsel regarding such Stockholder's liabilities and obligations hereunder.


SECTION 3.6.      Governmental Authorization; Consents.

         (a) The execution, delivery and performance by such Stockholder of this Agreement require no action by or in respect of, or filing with, any Governmental Entity.

         (b) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which the Stockholder is a party or by which such Stockholder is bound is required for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby.


SECTION 3.7.      Waiver of Dissenter's Rights.

                  Such Stockholder, by executing this Agreement, approves the Exchange and all other transactions contemplated by this Agreement. Such Stockholder understands and acknowledges that such Stockholder shall not be entitled to receive payment of the appraisal value of such shares of Company Common Stock held by such Stockholder in accordance with the provisions of any Laws.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to the Company and the Stockholders as follows:

SECTION 4.1.      Organization and Qualification.

                  Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite power and authority to own, lease and operate its Assets and properties and to carry on its business as it is now being conducted and to perform the terms of this Agreement and the transaction contemplated hereby. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have an Acquiror Material Adverse Effect.

SECTION 4.2.      Certificate of Incorporation and Bylaws.

                  Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws or other organizational or governing document.

SECTION 4.3.      Capitalization.

                  As of August 3, 1999, the authorized capital stock of Acquiror consists of: (a) 50,000,000 shares of common stock, par value $.01 per share, of which 16,514,577 shares are issued and outstanding as of the date hereof; and
(b) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. As of August 3, 1999, there are 2,788,674 shares of Acquiror Common Stock subject to options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to issue or sell any shares of capital stock of, or other equity interests in Acquiror, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of Acquiror. Except as set forth in Schedule 4.3, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Acquiror Common Stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and nonassessable and not subject to preemptive rights.

SECTION 4.4.      Authority.

                  Acquiror has the necessary corporate power and authority to enter into this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitute legal, valid and binding obligations of Acquiror, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

SECTION 4.5.      No Conflict; Required Filings and Consents.

         (a) The execution and delivery of this Agreement and the Related Agreements by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement and the Related Agreements will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror,
(ii) conflict with or violate any Laws applicable to Acquiror or its Assets,  or
(iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its Assets is subject.

         (b) Acquiror's execution and delivery of this Agreement and the Related Agreements to which Acquiror is a party does not, and Acquiror's performance of this Agreement and the Related Agreements to which Acquiror is a party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any court, arbitral tribunal, administrative agency or commission, whether national or foreign, or Government Entity.


SECTION 4.6.      SEC Filings; Financial Statements.

(a) Acquiror has filed all forms, reports, statements and other documents required to be filed with the SEC since Acquiror's initial public offering in July, 1997, and has heretofore made available to the Company, in the form filed with the SEC since such date, together with any amendments thereto, its (i) prospectus relating to its initial public offering in July 1997, (ii) its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and (iii) any other reports or registration statements filed by Acquiror (collectively, the "Acquiror SEC Reports") with the SEC. As of their respective filing dates (and, if amended or superseded, then on the date of such filing) the Acquiror SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and (ii) did not at the time they were filed (and, if amended or superseded, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements of Acquiror included in the Acquiror SEC Reports (i) comply as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present the consolidated financial position of the Acquiror as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments which, individually and in the aggregate, are not material). Except as set forth in the Acquiror SEC Documents, Acquiror has no liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) which individually or in the aggregate would have an Acquiror Material Adverse Effect.

SECTION 4.7.      Absence of Certain Changes or Events.

                  Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement and except as set forth in Schedule 4.7, since December 31, 1998, there has been no Acquiror Material Adverse Effect and Acquiror has conducted its business in the ordinary course, and Acquiror has not
(a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred loss of, or significant injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (d) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the ordinary course of business; (e) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (f) sold, exchanged, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, or canceled any debts or claims; (g) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (h) entered into any transactions other than in the ordinary course of business; (i) made any change in any method of accounting or accounting practice; or (j) made any agreement to do any of the foregoing.


SECTION 4.8.      Absence of Litigation.

                  Except as set forth in Schedule 4.8, there are (a) no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to Acquiror's knowledge, threatened or reasonably anticipated against, affecting or involving Acquiror or any Subsidiary of the Acquiror or their respective businesses or Assets, or the transactions contemplated by this Agreement, at law or in equity or admiralty, or before or by any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no judgments, decrees, injunctions or orders of any Government Entity or arbitrator outstanding against Acquiror or any Subsidiary of the Acquiror or any of their respective businesses or Assets. Acquiror is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

SECTION 4.9.      Brokers.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

SECTION 4.10.     Disclosure.

                  No representations or warranties by Acquiror in this Agreement and no statement or information contained in the Schedules hereto relating to the Acquiror, in any certificate furnished or to be furnished by Acquiror to the Company pursuant to the provisions of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

SECTION 4.11.     Tax-Free Reorganization.

To Acquiror's knowledge, the Exchange shall constitute a tax-free reorganization within the meaning of Section 368 of the Code.


                                    ARTICLE V
                                    COVENANTS


SECTION 5.1.      Affirmative Covenants of the Company.

                  The Company  hereby  covenants  and agrees that,  prior to the
Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall (a) operate its business in the usual and ordinary course consistent with past practices and in accordance with in all material respects applicable Laws; (b) preserve substantially intact its business organization, maintain its rights and contracts, use its best efforts to retain the services of its respective principal officers and key employees and maintain its relationship with its respective suppliers, contractors, distributors, customers and others having business relationships with it; (c) keep its Assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained.


SECTION 5.2.      Negative Covenants of the Company.

                  Except  as  expressly   contemplated   by  this  Agreement  or
otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not do any of the following:

         (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) except as set forth in Schedule 5.2, grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Laws;

         (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

         (c) (i) redeem, repurchase or otherwise reacquire any share of the Company Common Stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

         (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

         (e) except as provided in Schedule 5.2, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business and consistent with past practice;

         (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its Assets except for dispositions of assets in the ordinary course of business and consistent with past practice;

     (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

         (h) (i) change any of its methods of accounting or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending January 31, 1999, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP, consistently applied;

         (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices.

         (j) enter into or modify in any material respect any Material Contract or Government Contract which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 2.11 and/or Schedule 2.13(a), respectively, except to enter into customer contracts in the ordinary course of business consistent with past practice of the Company;

         (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Exchange set forth in Article VII not being satisfied; or

         (l) make any payment to or for the benefit of Stockholders other than in the ordinary course of business consistent with past practices; provided, however that nothing in this Section 5.2 shall restrict the ability of the Company to make the following payments or loans to the Stockholders prior to the Closing Date: (i) reimbursement of out-of-pocket travel and entertainment expenses, (ii) repayment of bona fide loans and advances from such Stockholders in an amount not to exceed $290,293, (iii) a one time loan to a Stockholder that is not more than $50,000 and which shall be repayable not later than August 31, 2001 (such loan shall bear interest, payable monthly, at a rate not less than six percent (6%) per annum, shall provide for setoff against payments otherwise due from the Company or Acquiror to the borrowing Stockholder if such loan is not repaid when due) and shall be evidenced by a promissory note, (iv) the grant of the option to the Stockholders with respect to the BRC China, (v) the A/R Assignment; provided, however, that the A/R Assignment shall be limited and only include accounts receivable relating to time and expense incurred prior to February 1, 1999 and be subject to the rights of Legal Corp. (as defined in the Spinoff Agreement), and (vi) payment of such Stockholders' salaries at "pre-existing levels." The term "pre-existing levels" shall be calculated on a Stockholder by Stockholder basis as of January 31, 1999 and refer to all amounts (exclusive of expense reimbursement, loan and advance repayment, and fees and expenses of the Exchange described above) paid to or for the benefit of the Stockholders, after January 31, 1999, in an amount not to exceed the product of the Annual Compensation Level shown on Schedule 5.2 and number of days elapsed after January 31, 1999 (inclusive of the date of Closing) divided by 365 days.

         (m)      agree in writing or otherwise to do any of the foregoing.


     SECTION 5.3. Negative Covenants of Acquiror and the Company After the Effective Time.

                  Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company or Acquiror, until consummation of the Exchange on the Closing Date, or in the event the Exchange is not consummated, neither the Company or any Company Subsidiary, nor Acquiror shall solicit or hire the employees engaged in the other's business for a period of one year from the date of this Agreement.


SECTION 5.4.      Negative Covenants of the Stockholders.

                  Each Stockholder covenants and agrees that such Stockholder will not sell, transfer, pledge, assign or otherwise encumber or dispose of or enter into any contract, option or other agreement with respect to, the sale, transfer, pledge, assignment or other encumbrance or disposition of, any shares of Company Common Stock or any other voting interests in the Company now owned or hereafter acquired beneficially or of record by such Stockholder, except for the exchange of any such shares in accordance with the terms of this Agreement.

SECTION 5.5.      Covenants of the Acquiror.

         (a) Acquiror hereby covenants and agrees to use Acquiror's reasonable efforts to file with the SEC in a timely manner and reports and other documents required of the Acquiror under the Securities Act and the Exchange Act.

         (b) After the Closing and until June 30, 2001 (or such earlier date as Acquiror has made a prepayment pursuant to Section 1.5(f)), the Acquiror, without prior written consent of the Stockholders' Representative (which consent shall not be unreasonably withheld or delayed), shall comply with the following:

(i) Acquiror will provide working capital to the Company adequate to maintain operation of the Company's current line of business.

(ii) Acquiror may not cause the Company to change in any material respect the Company's current line of business or to add a new line of business.

(iii) Acquiror may not sell or otherwise dispose of all or a substantial part of the Assets of the Company or securities issued by the Company or merge the Company; provided, however, nothing herein shall limit or be deemed to prohibit any business combination or similar transaction involving Acquiror.

(iv) Acquiror may not cause the Company to hire or terminate employees; provided, however, that nothing herein shall limit Acquiror's ability to cause any of the following terminations: (A) pursuant to any employment agreements,
(B) for cause or (C) of any employees hired after the date hereof by the Company without the prior written consent of Acquiror.


SECTION 5.6.      Rights Under the Spinoff Agreement.

                  The Company and each of the Stockholders covenants and agrees with Acquiror as follows with respect to the rights and obligations of the Company and the Stockholders under the Spinoff Agreement:

         (a) The Company and each of the Stockholders shall enforce all of their respective rights under the Spinoff Agreement, including, causing the other parties thereto to act in conformity with the Spinoff Agreement.

         (b) Neither the Company nor any of the Stockholders shall waive any rights or conditions under the Spinoff Agreement, or enter into any amendment or modification to any provisions of the Spinoff Agreement. The Company and the Stockholders shall enforce their respective rights to the fullest extent possible under the Spinoff Agreement unless otherwise consented to by Acquiror and that consent is not to be unreasonably withheld.

         (c) To the extent that the Company receives any notifications or information from the other parties to the Spinoff Agreement with respect to any matters thereunder (whether in writing or orally) or otherwise becomes aware of any breach of any representation, warranty, covenant or agreement in the Spinoff Agreement (or any claim against the Company under the Spinoff Agreement), the Company and/or the Stockholders, as the case may be, shall immediately notify Acquiror and provide such information to Acquiror, and thereafter use reasonable best efforts to enforce, perform or waive any provision of the Spinoff Agreement as may reasonably be requested by Acquiror.

         (d) Any net proceeds received by the Company or any of the Stockholders from the exercise of any rights under the Spinoff Agreement shall be paid over to Acquiror within five (5) business days of receipt thereof.

         (e) This covenant shall survive the Effective Time and remain in full force and effect as provided in Section 9.1.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS


SECTION 6.1.      Consents and Approvals; Filings and Notices.

                  The Company shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by the Company in connection with the transactions contemplated hereunder, including all filings with, notices to and consents and approvals from any Government Entities and other persons.


SECTION 6.2.      Access to Information.

                  The Company shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Acquiror may reasonably request. The Company agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.
Acquiror shall provide the Company and the Stockholders with copies of such publicly available information and such other information about Acquiror as the Company may request and shall provide the Company with reasonable access to its executive officers in this regard. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Exchange.

                  In the event of the termination of this Agreement, each of Acquiror and the Company or any Company Subsidiary and their respective officers, directors, employees, representatives, advisors and agents, as applicable, shall destroy or deliver to the Company or Acquiror, as applicable, all confidential documents, work papers and other materials, and all copies thereof, obtained by Acquiror or the Company, as applicable, or on their respective behalf, as applicable, from either party as a result of this Agreement or in connection herewith, whether obtained before or after the execution and delivery of this Agreement.


SECTION 6.3.      Confidentiality.

                  Each of the parties hereto hereby agree to keep confidential any information or knowledge obtained pursuant to Section 6.2, the Confidentiality Agreement dated March 23, 1999, the Letter of Intent dated May 6, 1999 (the "Letter of Intent"), or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby; provided, however that the foregoing shall not apply to information or knowledge
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court of government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto. The confidentiality provisions of the Confidentiality Agreement and Letter of Intent are incorporated herein by reference with the same effect as if fully set forth herein.


SECTION 6.4.      Further Action; Reasonable Best Efforts.

                  Subject to the terms and conditions herein provided, each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Government Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein.


SECTION 6.5.      Public Announcements.

                  Acquiror and the Company agree that neither will issue any press release or otherwise make any public statements concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that Acquiror may make such public disclosure that Acquiror believes in good faith to be required by any Laws.

SECTION 6.6.      No Solicitation.

                  Except as set forth in Schedule 6.6, prior to Closing, neither the Company nor any of its affiliates or any person acting on behalf of such party shall (a) solicit or favorably respond to indications of interest from, or enter into negotiations with, any third party for any proposed merger, consolidation, sale or acquisition of the Company, the Assets or the capital stock or (b) furnish or cause to be furnished any material nonpublic information concerning the business to any person other than in the ordinary course of business or pursuant to applicable Laws and after prior written notice to Acquiror.

SECTION 6.7.      Employees.

(a) The Employment Agreements will be enforceable in accordance with their terms after the Closing Date and the Effective Time. In addition, the Company shall use its best efforts to encourage the current employees of the Company to continue their employment with the Acquiror or any of the Company Subsidiaries following the Closing Date.

(b) Acquiror agrees that, as of the Effective Time, Acquiror shall cause the Company to continue to employ all of the employees of the Company and the Company Subsidiaries, it being understood that nothing in this Agreement (other than in connection with any employment agreement to be entered into pursuant to the terms hereof) shall be deemed to create any employment status other than employment at will. Acquiror agrees to continue all employee benefit plans maintained by the Company for employees of the Company generally on the terms and conditions set forth in Schedule 6.7 hereto until such time as such employees participate in the employee benefit plans of Acquiror, for which participation Acquiror agrees to give employees of the Company credit for their years of employment at the Company.

         SECTION 6.8.               Indemnification.

         From and after the Effective Time, Acquiror agrees to cause the Company to indemnify and hold harmless each current and former director and officer of the Company against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the same extent as the Company provided for under the Company's articles of incorporation or by-laws as in effect on the date hereof to indemnify such person (and Acquiror shall advance expenses as incurred to the same extent provided for under the Company's articles of incorporation and by-laws as in effect on the date hereof, provided the person to whom expenses are advanced provides an unsecured undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

SECTION 6.9.      Tax Matters.

         (a) Acquiror and the Stockholders acknowledge and agree that the Exchange is intended to qualify as a, or a part of a, "reorganization" within the meaning of Section 368(a) of the Code. Neither the Acquiror nor the Company shall take or cause to be taken any action, whether before or after the Closing, that would disqualify the Exchange as a, or part of a, "reorganization" within the meaning of Section 368(a) of the Code. Acquiror and the Company agree to use their reasonable efforts to cure any impediment to the qualification of the Exchange as a, or part of a, "reorganization" within the meaning of Section 368(a) of the Code.

         (b)  Acquiror  and  the  Stockholders  each  have  adopted  a  plan  of reorganization as provided in the Code and Treasury Regulations promulgated thereunder (the "Treasury Regulations") with respect to the intended qualification of the share exchange as a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Code.
         (c) Immediately after the Exchange, Acquiror will own shares of the Company's capital stock possessing at least eighty percent (80%) of the combined voting power of all the shares of capital stock of the Company entitled to vote.
         (d) The transactions described in this Agreement have a "bona fide business purpose" as defined in the Treasury Regulations.


SECTION 6.10.     Management Committee Representatives.

                  Acquiror agrees that Morris Garfinkle and James Miller shall be representatives on Acquiror's Management Committee during the two year period following the Closing.


SECTION 6.11.     Financial Statements.

                  No later than sixty (60) days after Closing, the Company agrees to deliver financial statements, including statements of income and cash flow ("Financial Statements") prepared as of the Accounting Date in accordance with GAAP and certified by certified public accountants acceptable to Acquiror and including the period from February 1, 1999 to the Accounting Date.


SECTION 6.12.     Best Efforts.

                  Each of the parties to this Agreement shall use best efforts to consummate and effect this Agreement and the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.


SECTION 6.13.     Company Controller.

                  The parties acknowledge and agree that the Company shall incur approximately $120,000 per annum in salary or equivalent financial management support and that the salary or other direct expense, indirect cost, and other expenses for such services shall be included in any calculation of Net After Tax Income.


                                   ARTICLE VII
                               CLOSING CONDITIONS


     SECTION 7.1. Conditions to Obligations of Acquiror, Stockholders and the Company to Effect the Exchange.

                  The respective obligations of Acquiror, Stockholders and the Company to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, ordinance, regulation, executive order, decree, judgment, stipulation, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order"), in any case which is in effect and which prevents or prohibits consummation of the Exchange or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such Order to be vacated or lifted.

         (b) Tax-free Reorganization. Acquiror shall have received reasonable assurances from Ernst & Young L.L.P., in form and substance reasonably satisfactory to Acquiror and the Company that the Exchange will constitute a "reorganization" within the meaning of Section 368 of the Code.

         (c) Employment Agreements. The Employment Agreements shall remain in full force and effect.

         (d) Escrow Agreement. Acquiror, the Escrow Agent and the Stockholders' Representative shall enter into the Escrow Agreement at or before Closing in a form substantially similar to Exhibit A, pursuant to which the Escrow Stock shall have been retained in escrow.

         (e) Company Net Worth. The Company shall have had a net worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000) as of the Balance Sheet Date.

         (f) Termination of Shareholder Agreement. The Shareholder Agreement dated February 1, 1999 entered into by and among the Stockholders and the Company shall have terminated and be of no further force and effect.


SECTION 7.2.      Additional Conditions to Obligations of Acquiror.

                  The obligations of Acquiror to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) Representations and Warranties. The representations and warranties of the Company and the Stockholders made in this Agreement shall be true and correct in all material respects when made and on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate signed on behalf of the Company by the president of the Company to that effect with respect to the Company's representations and warranties and a certificate signed by each of the Stockholders to that effect with respect to the Stockholders' representations and warranties.

         (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate signed on behalf of the Company by the president of the Company to that effect with respect to the Company's agreements and covenants and a certificate signed by each of the Stockholders to that effect with respect to the Stockholders' agreements and covenants.

         (c) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

         (d) Required Consents. The Company shall have delivered to Acquiror at or before Closing all consents or notices necessary to be obtained or made by the Company in connection with the transactions contemplated by this Agreement, except for such consents or notices that, if not obtained, would not, individually or in the aggregate, result in a Company Material Adverse Effect.

         (e) No Litigation. There shall not be pending or threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Exchange or any of the other transactions contemplated by this Agreement; (ii) relating to the Exchange and seeking to obtain from Acquiror or any Subsidiary of Acquiror any damages that may be material to Acquiror, (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; (iv) which would materially and adversely affect the right of the Company to own the assets or operate the business of the Company; or (v) which, if adversely determined, would have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

         (f)  Capitalization   Certificate.   Acquiror  shall  have  received  a
capitalization certificate in the form set forth as Exhibit C from the chief executive officer of the Company relating to, among other things, capitalization of the Company.

         (g) Delivery of Stock Certificates. All of the Stockholders shall have delivered all of the Company Common Stock outstanding with appropriate stock powers attached.

         (h) Other Closing Documents. The Company shall have executed and/or delivered to Acquiror such additional documents, certificates, opinions and agreements as Acquiror may reasonably request.


     SECTION 7.3. Additional Conditions to Obligations of the Company and the Stockholders.

                  The obligations of the Company and the Stockholders to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the fulfillment at or prior to the Effective Time of the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) Representations and Warranties. The representations and warranties of Acquiror made in this Agreement shall be true and correct in all material respects when made and on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company and the Stockholders shall have received a certificate of the chief executive officer of Acquiror to that effect.

         (b) Agreements and Covenants. The agreements and covenants of Acquiror required to be performed on or before the Effective Time shall have been performed in all material respects. The Company and the Stockholders shall have received a certificate of the chief executive officer of Acquiror to that effect.

         (c)  Registration  Rights  Agreement.  Acquiror  and the  Stockholders'
Representative shall execute at or before Closing an agreement in form substantially as set forth in Exhibit B providing, among other things, that such Stockholders shall have "piggy-back" registration rights with respect to the Acquiror Common Stock.

         (d) No Acquiror Material Adverse Effect. Since the date of this Agreement, no Acquiror Material Adverse Effect shall have occurred and be continuing.

                   (e) Other Closing Documents. The Acquiror shall have executed and/or delivered to the Company and the Stockholders such additional documents, certificates, opinions and agreements as the Company or the Stockholders may reasonably request.


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER


SECTION 8.1.      Termination.

This Agreement may be terminated at any time prior to the Effective Time:

         (a)      by mutual written consent of Acquiror and the Company;

         (b) by Acquiror if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligations of Acquiror to close specified in Section 7.2 will not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by the Company of written notice of such breach;

         (c) by the Company if Acquiror shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of the Company to close specified in Section 7.3, will not be satisfied and such breach has not been promptly cured within thirty (30) days following receipt by Acquiror of written notice of such breach;

         (d)  by  either  Acquiror  or the  Company  if  any  decree,  permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Government Entity preventing or prohibiting consummation of the Exchange shall have become final and non-appealable; or

         (e) by either Acquiror or the Company if the Effective Time has not occurred on or prior to ninety (90) days after execution of this Agreement upon giving written notice of such termination to the other party (unless such date shall be extended by the mutual written consent of the parties); provided, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such date or the inability of such condition to be satisfied.


SECTION 8.2.      Effect of Termination.

                  If this Agreement is terminated pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the provisions of Sections 5.3, 6.3 and 10.11 shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party from liability for any breach hereof and each party shall be entitled to any remedies at law or in equity for such breach.

SECTION 8.3.      Amendment.

                  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.4.      Waiver.

                  At any time prior to the Effective Time, Acquiror may (a) extend the time for the performance of any of the obligations or other acts of the Company and the Stockholders, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the Company and the Stockholders and (c) waive compliance by the Company and the Stockholders with any of the agreements or conditions contained in this Agreement. At any time prior to the Effective Time, the Company and the Stockholders may (a) extend the time for the performance of any of the obligations or other acts of Acquiror, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of Acquiror and (c) waive compliance by Acquiror with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the extending or waiving party or parties.

                                   ARTICLE IX
           SURVIVAL OF REPRESENTATIONS; ESCROW ARRANGEMENTS; REMEDIES


SECTION 9.1.      Survival of Representations.

                  All representations,  warranties,  covenants,  indemnities and other agreements made by any party to this Agreement herein or pursuant hereto, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other agreements shall only survive the Closing Date as follows: (a) all matters for which an indemnification claim may be made pursuant to Section 9.2(a) shall survive for a period of one (1) year after the Closing Date, (b) all matters for which an indemnification claim may be made pursuant to Section 9.3(a) shall survive for a period of the earlier to occur of
(i) six (6) years after the Closing Date or (ii) the applicable statute of limitations, (c) all matters for which an indemnification claim may be made pursuant to Section 9.4 shall survive for the applicable statute of limitations, and (d) all matters for which an indemnification claim may be made pursuant to
Section 9.5 shall survive for a period of three (3) years after the Closing Date. No claim may be asserted nor any action commenced under this Article IX unless written notice of such claim or action is received by the indemnifying party prior to the termination of the appropriate survival period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant, agreement or indemnity which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above, if any, shall survive with respect to such claim or dispute until the final resolution thereof.

SECTION 9.2.      Stockholders General Indemnification; Escrow Arrangements.

         (a) Each Stockholder, jointly and severally, hereby agrees to indemnify and hold the Acquiror, the Company, and any entity that controls the Acquiror, and their respective officers, directors, employees, agents and representatives (collectively, the "Acquiror Indemnified Persons") harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person (including the Company), directly or indirectly, as a result of:

                  (i) any inaccuracy or breach of a representation or warranty of the Company or a Stockholder in this Agreement or in any document, certificate or agreement furnished by the Company or a Stockholder pursuant to this Agreement;

                  (ii) any failure by the Company or a Stockholder to perform or comply with any covenant or agreement contained in this Agreement or in any document, certificate or agreement furnished by the Company or a Stockholder pursuant to this Agreement (notwithstanding the foregoing, the parties acknowledge and agree that no Acquiror Indemnified Person shall have the right to seek indemnification hereunder as a result of any breach of any of the Employment Agreements);

                  (iii) any material inaccuracies in the books of account, stock records, minute books and other records of the Company or any Company Subsidiary; and

                  (iv) any failure of any financial statements of the Company and any Company Subsidiaries to appropriately reflect any matters required to be reflected therein which are in the books of account, stock records, minute books and other records of the Company and the Company Subsidiaries.

         (b) Except to the extent that any matter set forth in this Section 9.2 is also a matter for which an Acquiror Indemnified Person is entitled to indemnification pursuant to Section 9.3 or Section 9.4, the parties acknowledge and agree that (i) the Acquiror Indemnified Persons shall be compensated for any indemnification pursuant to this Section 9.2 solely from the Escrow Stock pursuant to the terms and conditions of the Escrow Agreement and (ii) the amount of the indemnification liability and obligation under this Section 9.2(a) shall not exceed the aggregate Fair Market Value of the Escrow Stock as of the Closing Date.

         (c) For purposes of Section 9.2, Losses shall be decreased by any insurance proceeds recovered by the indemnified party or any affiliate thereof (after reduction for any costs incurred in connection therewith, including, retrospective premium adjustments, experience-based premium adjustments, and indemnification obligations). Each of the Stockholders acknowledges and agrees that neither the Acquiror nor the Company shall have any obligation to maintain insurance or be obligated to have to resort to litigation against insurance carriers in order to pursue any insurance claims.

         (d) No claim or action may be made under this Section 9.2 until the Acquiror Indemnified Persons have incurred $25,000 of Losses, in the aggregate.


SECTION 9.3.      Stockholders Special Indemnification

         (a) Without limiting the generality of Section 9.2, each Stockholder, jointly and severally, hereby agrees to indemnify and hold the Acquiror Indemnified Persons harmless against all Losses, resulting from, imposed upon or incurred by any Acquiror Indemnified Person (including the Company), directly or indirectly, as a result of:

(i) any actions, claims, suits, demands, obligations and liabilities of any former or current stockholders of the Company or any Company Subsidiary and/or their respective heirs, executors, successors or assigns, against the Company or any Company Subsidiary, whether asserted, unasserted, absolute, contingent, known or unknown which relates to the period (in whole or in part) prior to the Closing Date;

     (ii) any inaccuracy or breach of any representations or warranties contained in Section 2.3 of this Agreement;
                                                   -----------

(iii) any matter disclosed on Schedule 2.15 (except for any matter arising from or related to the Express One Matters which are addressed in Section 9.3(a)(iv)) and/or Schedule 2.26;

(iv) any actions, claims, suits, demands, obligations and liabilities affecting or involving the Company or any of the Company Subsidiaries arising from or related to the facts that have given rise to the pending litigation or proceedings listed on Schedule 9.3 ("Express One Matters"); provided, however no claim or action may be made under this Section 9.3(iv) until the Acquiror Indemnified Persons have incurred $100,000 of Losses, in the aggregate;

(v) any liabilities, obligations or other matters with respect to or under the Spinoff Agreement and the transactions consummated in connection therewith, arising or resulting from any material breaches by the Company of the Spinoff Agreement or the documents executed in connection therewith;

(vi) any Taxes assessed against the Company, any Company Subsidiary or any of the other parties to the Spinoff Agreement in connection with the consummation of the transactions contemplated by the Spinoff Agreement, including any tax indemnification of certain parties set forth in Section 7(a) of the Spinoff Agreement;

(vii) any actions, claims, suits, demands, obligations and liabilities with respect to the "Liabilities" described in Section 3(b) of the Spinoff Agreement (whether the liabilities are of the Legal Corp. (as defined in the Spinoff Agreement) or of the Company; provided, however, the Stockholders shall have no indemnification obligation with respect to the obligations of the Company (as opposed to the Legal Corp.) for the "Liabilities" described in the following sections of the Spinoff Agreement: Section 3(b)(iii), Section 3(b)(iv) or
Section 3(b)(v) (to the extent related to Section 3(b)(iii) or Section 3(b)(iv) thereof).

(viii) any Taxes (including any transfer Taxes assessed against the Company, any Company Subsidiary and/or the Acquiror in connection with the grant of the option with respect to BRC China);

(ix) any actions, claims, suits, demands, obligations and liabilities relating to, or involving, any professional liability matters (including malpractice) with respect to the practice of law by the Company or any Company Subsidiary and/or any of their respective employees, partners, associates or other attorneys whether asserted, unasserted, absolute, contingent, known, or unknown which arise from acts or omissions occurring (in whole or in part) prior to February 1, 1999;

(x) any actions, claims, suits, demands, obligations and liabilities relating to, or involving, any professional liability matters (including malpractice) with respect to the practice of law by any Stockholder, the Company or any Company Subsidiary, whether asserted, unasserted, absolute, contingent, known or unknown which arise from acts or omissions occurring (in whole or in part) after February 1, 1999 and prior to the Closing; and

(xi) any actions, claims, suits, demands, obligations and liabilities relating to, or involving, the employment practices or policies of the Company or any Company Subsidiaries which arise from acts or omissions occurring (in whole or in part) prior to February 1, 1999.

         (b) The parties acknowledge and agree that the amount of the indemnification liability under Section 9.3(a) shall not exceed Fourteen Million Two Hundred Thousand Dollars ($14,200,000), subject to increase as set forth herein, but less the amount of any Losses for which indemnification is paid by the Stockholders pursuant to Section 9.2(a) (collectively, the "Special Indemnity Cap"). Upon the final determination of the amount of the First Fiscal Year Earnout as set forth in Section 1.5(a), the Special Indemnity Cap shall be increased by the amount of such First Fiscal Year Earnout. Upon the final determination of the amount of the Second Fiscal Year Earnout as set forth in
Section 1.5(b), the Special Indemnity Cap shall be increased by the amount of such Second Fiscal Year Earnout. If at the time that any Losses hereunder become payable and the amount of such Losses exceed (in the aggregate, together with all other Losses under Section 9.3(a)) the then Special Indemnity Cap, the amount of such excess Losses shall be carried forward as "Unsatisfied Losses" hereunder. If at any time the Special Indemnity Cap is subsequently increased in accordance with the terms hereof, such Unsatisfied Losses shall immediately become due and payable to the extent of the increase in the Special Indemnity Cap.

         (c) The parties acknowledge and agree that the amount of any indemnification for Losses may be payable, in the sole and absolute discretion of the Stockholders, in either Acquiror Common Stock, cash or a combination of Acquiror Common Stock and cash. The parties further acknowledge and agree that Losses incurred by any Acquiror Indemnified Person prior to August 15, 2001, shall only become payable by the Stockholders on August 15, 2001.

         (d) If Acquiror Common Stock is used for the payment of Losses pursuant to this Section 9.3, the value of such shares shall be determined as follows:

                  (i) the value per share of the first One Million Four Hundred Twenty Thousand (1,420,000) shares of Acquiror Common Stock (less the number of Escrow Shares used for payment of the indemnification obligations set forth in
Section 9.2 hereof) used to pay indemnification for such Losses shall be the greater of (A) Ten Dollars ($10.00) or (B) the average closing price (as reported in the Wall Street Journal) for the period of ten (10) trading days prior to the date payment is received by an Acquiror Indemnified Person for any such Losses;

                  (ii) to the extent that a Stockholder has retained Acquiror Common Stock issued to such Stockholder pursuant to Section 1.5(a) or Section 1.5(b), the value per share of any such shares of Acquiror Common Stock used to pay indemnification for such Losses shall be the greater of (A) the Fair Market Value of the Acquiror Common Stock when received by the Stockholders pursuant to
Section 1.5, as calculated in accordance with Section 1.5(e) (including the proviso therein), or (B) the average closing price (as reported in the Wall Street Journal) for the period of ten (10) trading days prior to the date payment is received by an Acquiror Indemnified Person for any such Losses;

                  (iii) the value per share for any other shares of Acquiror Common Stock used to pay indemnification for such Losses shall be the average closing price (as reported in the Wall Street Journal) for the period of ten
(10) trading days prior to the date payment is received by an Acquiror Indemnified Person for any such Losses.

                  All calculations of the value per share of any Acquiror Common Stock used to pay any indemnification obligations pursuant to this Section 9.3 shall be adjusted to take into account any conversions, exchanges, stock splits, reverse stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Acquiror.

         (e) For purposes of Section 9.3, Losses shall be decreased by any insurance proceeds recovered by the indemnified party or any affiliate thereof (after reduction for any costs incurred in connection therewith, including, retrospective premium adjustments, experience-based premium adjustments, and indemnification obligations). Each of the Stockholders acknowledges and agrees that neither the Acquiror nor the Company shall have any obligation to maintain insurance or be obligated to have to resort to litigation against insurance carriers in order to pursue any insurance claims.

         (f) Except for Section 9.3(a)(iv), no claim or action may be made under this Section 9.3 for the first $50,000 (the "Special Indemnity Deductible") in the aggregate; provided, however that the amounts of any claims or actions made under Section 9.3(a)(iv), shall be applied against the Special Indemnity Deductible notwithstanding the fact that such a claim or action may be less than $100,000.


SECTION 9.4. Stockholders Indemnification For Breaches of Representations and Warranties of Section 2.15.

         (a) Without limiting the generality of Section 9.2 and Section 9.3, the Stockholders hereby agree to indemnify and hold the Acquiror Indemnified Persons harmless against all Losses resulting from, imposed upon or incurred by any Acquiror Indemnified Person, directly or indirectly, as a result of any inaccuracy or breach of any representations or warranties contained in Section
2.15 of this Agreement of which the Company or any Stockholder has knowledge as of the date hereof or as of the Closing Date.

         (b) For purposes of Section 9.4, Losses shall be decreased by any insurance proceeds recovered by the indemnified party or any affiliate thereof (after reduction for any costs incurred in connection therewith, including, retrospective premium adjustments, experience-based premium adjustments, and indemnification obligations). The Acquiror acknowledges and agrees that the Stockholders shall not have any obligation to maintain insurance or be obligated to have to resort to litigation against insurance carriers in order to pursue any insurance claims.


SECTION 9.5.      Acquiror's General Indemnification.

         (a) The Acquiror hereby agrees to indemnify and hold the Stockholders harmless against all Losses resulting from, imposed upon or incurred by any Stockholder, directly or indirectly, as a result of any failure by Acquiror to perform or comply with any covenant or agreement contained in this Agreement (but not any representation or warranty of the Acquiror) or in any document, certificate or agreement furnished pursuant to this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that no Stockholder shall have the right to seek indemnification hereunder as a result of any breach of any of the Employment Agreements. The parties further acknowledge and agree that the amount of indemnification liability and obligation under this Section 9.5(a) shall not exceed in the aggregate Five Million Dollars ($5,000,000).

         (b) For purposes of Section 9.5, Losses shall be decreased by any insurance proceeds recovered by the indemnified party or any affiliate thereof (after reduction for any costs incurred in connection therewith, including, retrospective premium adjustments, experience-based premium adjustments, and indemnification obligations). The Acquiror acknowledges and agrees that the Stockholders shall not have any obligation to maintain insurance or be obligated to have to resort to litigation against insurance carriers in order to pursue any insurance claims.

(c) No claim or action may be made under this Section 9.5 until the Stockholders have incurred $25,000 of Losses, in the ----------- aggregate.


SECTION 9.6.      Indemnification Procedures.

         (a) In the event that an Acquiror Indemnified Person has a claim or demand (a "Claim") under Section 9.3 or Section 9.4 of this Article IX for indemnification for Losses, such Acquiror Indemnified Person shall send a written notice to the Stockholders' Representative (a "Claims Notice") stating
(i) the facts or circumstances set forth in reasonable detail that gave rise to such Claim, and (ii) the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim).

         (b) Upon receipt of a Claims Notice, the Stockholders' Representative shall have twenty (20) days (the "Notice Period") to notify the Acquiror Indemnified Person in writing that (i) the Stockholders' Representative disputes the liability of the Stockholders to the Acquiror Indemnified Person, or (ii) the Stockholders' Representative acknowledges and agrees in writing (the "Acknowledgement") that such Claim is indemnifiable under this Article IX. The Acknowledgement shall constitute a waiver of any rights the Stockholders' Representative or the Stockholders may have hereunder to contest the classification of any such Claim as indemnifiable hereunder. In the event the Stockholders' Representative does not acknowledge the Claim, whether by failure of the Stockholders' Representative to deliver a timely Acknowledgment as provided above or otherwise, then the Acquiror Indemnified Person, without waiving any rights against the Stockholders, may settle, compromise or defend against any such Claim in the Acquiror Indemnified Person's sole discretion. In such event, (i) the Acquiror Indemnified Person shall be entitled to seek recovery from the Stockholders for all Losses with respect to such Claim, including the amount of any settlement, compromise or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Acquiror Indemnified Person with respect thereto, including interest from the date such costs and expenses were incurred and (ii) the Stockholders, in contesting the right of the Acquiror Indemnified Person to so recover against the Stockholders, must, in order to prevail, demonstrate by clear and convincing evidence that the settlement or compromise was not reasonable.
         (c) In the event the Stockholders' Representative delivers the Acknowledgement within the Notice Period, no settlement or compromise of such Claim shall be executed without the Acquiror first seeking the prior written consent of the Stockholders' Representative (which consent may not be unreasonably withheld); provided, however, nothing herein shall be deemed to limit the exclusive right of the Acquiror in its sole discretion to defend, compromise or settle any proceeding involving or relating to the Acquiror. In the event the Stockholders' Representative does not consent to any settlement or compromise of a Claim proposed by the Acquiror, whether by failure of the Stockholders' Representative to deliver a timely consent or otherwise, then the Acquiror Indemnified Person, without waiving any rights against the Stockholders, may settle, compromise or defend against any such Claim in the Acquiror Indemnified Person's sole discretion and the Acquiror Indemnified Person shall be entitled to recover from the Stockholders all Losses with respect to such Claim, including the amount of any settlement or compromise to the extent reasonable and, on an ongoing basis, all indemnifiable costs and expenses of the Acquiror Indemnified Person with respect thereto, including interest from the date such costs and expenses were incurred.
         (d) Nothing herein shall be deemed to prevent an Acquiror Indemnified Person from making a Claim, and an Acquiror Indemnified Person may make a Claim hereunder, for potential or contingent claims or demands provided the Claims Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Acquiror Indemnified Person has reasonable grounds to believe that such a claim or demand may be made.
         (e) An Acquiror Indemnified Person's failure to give reasonably prompt notice to the Stockholders' Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Stockholders of any liability which the Stockholders may have to the Acquiror Indemnified Person unless the failure to give such notice materially and adversely prejudiced the Stockholders.

SECTION 9.7. Remedies Exclusive; Pre-Closing Breaches; Other Agreements.

         (a) Except for fraud and other tortious claims based on the intentional or willful acts of the Company or the Stockholders, this Article IX shall be the Acquiror's sole and exclusive remedy after the Closing for breaches by the Company or the Stockholders of this Agreement. Except for fraud, other tortious claims based on the intentional or willful acts of the Acquiror, or claims under the Securities Act, the Exchange Act, any state securities laws, the rules, regulations and other administrative regulations promulgated under the Securities Act or the Exchange Act and any state securities laws, this Article IX shall be the Stockholders' sole and exclusive remedy after the Closing for breaches of covenants or agreements by the Acquiror of this Agreement.

         (b) Nothing herein shall limit the liability of the Acquiror, the Company or the Stockholders for any breach of any representation, warranty, agreement or covenant contained in this Agreement if the Exchange is not consummated.

         (c) After August 15, 2002, in the event that at any time the Stockholders have paid the Acquiror Indemnified Persons for Losses pursuant to
Section 9.2(a), Section 9.3(a) and Section 9.4(a) in an amount in excess of seventy-five percent (75%) of the then applicable Special Indemnity Cap (plus the amount of any indemnification Losses paid by the Stockholders pursuant to
Section 9.2(a)), each Stockholder shall have, for a period of sixty (60) days beginning on the date such seventy-five percent (75%) threshold is met, the right to terminate any employment agreements, non-competition agreements or non-solicitation agreements which such Stockholder has previously entered into with the Acquiror (or any affiliate of Acquiror).




                                    ARTICLE X
                               GENERAL PROVISIONS


SECTION 10.1.     Notices.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail
(postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:


                  (a)      If to Acquiror:
                           Hagler Bailly, Inc.
                           1530 Wilson Boulevard
                           Arlington, Virginia  22209
                           Telecopier No.: (703) 528-8573
                           Attention: Stephen V.R. Whitman

                           With a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Telecopier No.: (202) 637-5910
                           Attention: David B.H. Martin, Jr.

                  (b)      If to the Company:
                           GKMG, Inc.
                           1054 31st Street, N.W.
                           Washington, D.C. 20007
                           Telecopier No.: (202) 337-8787
                           Attention:  Mr. Morris R. Garfinkle

                           With a copy (which shall not constitute notice) to:

                           Arent Fox Kintner Plotkin & Kahn, PLLC
                           1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339
                           Telecopier No.: (202) 857-6395
                           Attention:  Mr. James B. Halpern


                  (c)      If to the Stockholders:
                           c/o Stockholders' Representative
                           James Miller
                           1054 31st Street, N.W.
                           Washington, D.C.  20007
                           Telecopier No.:  (202) 337-8787


SECTION 10.2.     Certain Definitions.

(a) "Acquiror Material Adverse Effect" means, with respect to Acquiror, any event, change, circumstance, condition, development, effect or occurrence that individually or in the aggregate (taking into account all other such events, changes, circumstances, conditions, developments, effects or occurrences) has had, caused or resulted in (or with the passage of time would be reasonably likely to have, cause, or result in) a material adverse effect on the business, operations, earnings, assets, properties, results of operations or condition (financial or otherwise) of Acquiror and Acquiror's Subsidiaries, taken as a whole, except to the extent that any such event, change, circumstance, condition, development, effect or occurrence relates to a change in the market price or trading volume of the securities of Acquiror.

(b) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

(c) "Assets" shall mean the assets, rights and properties, whether owned, leased or licensed, real, personal or mixed, tangible or intangible, that are used, useful or held for use in connection with the business of an entity.

(d) "Blue Sky Laws" shall mean state securities or "blue sky" laws.

(e) "cause" shall mean (i) failure to comply with material rules, standards, or procedures reasonably promulgated by the Acquiror (or any affiliate of Acquiror) in accordance with ordinary and usual business standards, or dereliction of assigned responsibilities (such failure or dereliction remaining uncured for (30) days after receiving written notice from the Acquiror (or any affiliate of Acquiror) of such failure or dereliction that specifically describes the nature of such alleged failures); (ii) substandard performance of assigned responsibilities measured in accordance with performance standards agreed upon from time to time by employee and the Acquiror (or any affiliate of Acquiror); (iii) material violation by employee, or any other person acting upon his/her specific directions, of a federal, state or local statute, rule or regulation applicable to the Acquiror (or any affiliate of Acquiror), to its management, or to the operation of Acquiror's business; (iv) material breach of the terms of any employment agreement; (v) knowing falsification of the Acquiror's (or any affiliate of Acquiror) records or documents; (vi) gross negligence; (vii) conviction of employee, or any other person acting upon Employee's specific directions, of any misdemeanor that involves fraud or a material loss to the Acquiror (or any affiliate of Acquiror) or of a felony; or (viii) any act of dishonesty or moral turpitude.

(f) "business day" shall mean any day other than a day on which banks in the Commonwealth of Virginia are authorized or obligated to be closed.

(g) "Company Material Adverse Effect" means, with respect to the Company, any event, change, circumstance, condition, development, effect or occurrence that individually or in the aggregate (taking into account all other such events, changes, circumstances, conditions, developments, effects or occurrences) has had, caused or resulted in (or with the passage of time would be reasonably likely to have, cause, or result in) a material adverse effect on the business, operations, earnings, assets, properties, results of operations or condition (financial or otherwise) of the Company and Company's Subsidiaries, taken as a whole.

(h) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise."Encumbrances" means mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, restrictions, charges, contract rights, claims or equity of any kind.

(i) "GAAP" means generally accepted accounting principles consistently applied.

(j) "Government Contract" means any Agreement with or for (and any subcontract at any tier under an Agreement with or for) any foreign, federal, state or local governmental agency, department, commission, board, bureau, authority or instrumentality.

(k) "Government Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(l)               "including" means "including but not limited to."

(m)  "knowledge"  with  respect  to  the  Company,  a  Company  Subsidiary  or a
  Stockholder  means  the  actual  knowledge  of  the  officers,   employees  or
  stockholders of the Company.

(n) "Laws" means all foreign, federal, state and local laws, statues, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities. "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements; provided, however, there shall be no gross-up for Taxes in the calculation of Losses.

(o) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

(p) "Spinoff Agreement" means that certain Spinoff Agreement, dated as of January 31, 1999, by and between GKMG, Inc., GKMG Consulting Services, Inc., Steven John Fellman, Edward D. Greenberg, Keith G. Swirsky, David K. Monroe,
David P. Street, Richard B. Bar and M. Roy Goldberg, Galland, Kharasch, Greenberg, Fellman & Swirsky, P.C., Morris R. Garfinkle, James F. Miller, Samuel
W. Fairchild, Anita M. Mosner, Xianping Wang, and Michael P. Fleming.

(q) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

(r) "Taxes" shall mean all federal, state, local and foreign taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration, fees, withholdings or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.


SECTION 10.3.     Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.4.     Severability.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.5.     Entire Agreement.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto), together with the Related Agreements, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

SECTION 10.6.     Specific Performance.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

SECTION 10.7.     Assignment.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Acquiror shall have the right to assign this Agreement without the prior written consent of the Company to a direct or indirect subsidiary of Acquiror, but no such assignment shall relieve Acquiror of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and personal representatives.

SECTION 10.8.     Third Party Beneficiaries.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.9.     Governing Law.

                  This  Agreement   shall  be  governed  by,  and  construed  in
accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

SECTION 10.10.    Counterparts.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.11.    Fees and Expenses.

                  Except as otherwise provided for in this Agreement, each party hereto shall pay its own fees, costs and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

         IN WITNESS WHEREOF, the parties hereto have caused this SHARE EXCHANGE AGREEMENT to be executed and delivered as of the date first written above.

                               HAGLER BAILLY, INC.


                                                   By: /s/ Stephen V.R. Whitman
                                                   Name:  Stephen V.R. Whitman
                                                   Title: Senior Vice President
                                                       & General Counsel

------------------------------------------------------------------------------
                                                          GKMG, INC.


                                                     By:  /s/ Morris Garfinkle
                                                     Name: Morris Garfinkle
                                                     Title: President


                                                          /s/ Morris Garfinkle
                                MORRIS GARFINKLE


                                                          /s/ James Miller
                                                          JAMES MILLER


                                                          /s/ Sam Fairchild
                                                          SAM FAIRCHILD


                                                          /s/ Xianping Wang
                                                          XIANPING WANG


                                                          /s/ Anita Mosner
                                                          ANITA MOSNER


                                                          /s/ Michael Fleming7
                                 MICHAEL FLEMING

                                                                - 10 -
                                   EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into this 12th day of August 1999, by and between HAGLER BAILLY, INC., a Delaware corporation (the "Acquiror"), and JAMES F. MILLER, acting by virtue of the Share Exchange Agreement (as hereinafter defined) as the attorney-in-fact and representative (the "Stockholders' Representative") of the stockholders listed in Schedule A attached hereto (the "Stockholders") of GKMG, Inc., a District of Columbia corporation (the "Company"). Certain capitalized terms used herein are defined in Section 10 of this Agreement.

WHEREAS, on or about the date hereof, the Stockholders have or will have become the owners of shares of Acquiror's Common Stock, par value $.01 per share ("Acquiror Common Stock"); and

WHEREAS, as part of the inducement for the parties hereto to enter into and perform the Share Exchange Agreement (the "Share Exchange Agreement"), dated as of August 12, 1999, among the Company, Acquiror, and the Stockholders, the parties hereto have agreed to enter into this Agreement in order to provide, among other things, for certain registration rights.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

1. Term. This Agreement shall terminate on the date on which the Stockholders could sell all of their Registerable Securities to the public in a single transaction pursuant to the provisions of Rule 144 under the Securities Act, provided, however, the indemnification provisions of Section 6 hereof shall survive the termination of this Agreement.

                           2.       Piggyback Registration Rights.

     (a) If at any time or times Acquiror proposes to make a registered public offering of any of its securities (whether for its own account or for the account of others) under the Securities Act, Acquiror shall (i) promptly give written notice of the proposed registration to each of the Stockholders (such notice to include the number of shares the Company or other security holders propose to register and, if known, the name of the proposed underwriter) and
(ii) use reasonable efforts to include in such registration (and any related qualification under Blue Sky laws and/or other compliance) all the Registerable Securities specified in a written request or requests made by any Stockholder within 30 days after the receipt of such notice from the Company (a "Piggyback Registration"). Such written request may specify all or a part of a holder's Registerable Securities, provided, however, that (x) Acquiror will not be required to effect a Piggyback Registration if it is registering securities on Forms S-8 or S-4 (or any successor forms) or other SEC registration form not suitable for inclusion of shares of selling stockholders for offer to the public, and (y) Acquiror may withdraw any proposed registration statement or offering of securities under this Section 2 at any time without liability to any Stockholder, in which case Acquiror will not be required to effect a registration.

     b) If a Piggyback Registration is an underwritten primary registration on behalf of Acquiror, and the managing underwriter advises Acquiror in writing that in the managing underwriter's opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, Acquiror shall include in such offering first, the securities of Acquiror proposed to be sold by Acquiror and second, all other securities held by security holders having applicable registration rights, including the Registerable Securities, requested to be included in such registration by all other security holders having applicable registration rights (including the Stockholders), pro rata among such security holders, based upon the number of shares requested by each to be included in such registration. In addition, if a Piggyback Registration is an underwritten primary registration on behalf of Acquiror, the selling Stockholders agree to sell their Acquiror Common Stock, if Acquiror so requests, on the same basis as the other securities included in such registration are being sold and the underwriter or underwriters for such registration shall be selected by Acquiror. If a Piggyback Registration is an underwritten secondary registration on behalf of selling stockholders, and the managing underwriter advises Acquiror in writing that in the managing underwriter's opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, then Acquiror shall include in such offering first, the securities of Acquiror proposed to be sold by the stockholders requiring or demanding that Acquiror effect such registration and second, all other securities held by security holders having applicable registration rights, including the Registerable Securities, requested to be included in such registration by all other security holders having applicable registration rights (including the Stockholders), pro rata among such security holders, based upon the number of shares requested by each to be included in such registration.
                           3.       Registration Procedures.

     (a) The Acquiror shall have no obligation to include Registerable Securities owned by the Stockholders in a registration statement for a Piggyback Registration, unless and until the Stockholders have furnished to Acquiror all information and statements about or pertaining to the Stockholders in such reasonable detail and on such timely basis as is reasonably deemed by Acquiror to be necessary or appropriate for the preparation of the registration statement.
                           (b) Whenever the  Stockholders  have  requested  that
Registerable Securities be registered in a Piggyback
Registration, Acquiror shall keep each Stockholder advised in writing as to the initiation of each registration and as to the completion thereof. As expeditiously as reasonably possible, Acquiror shall:

     (1) prepare and file with the SEC a registration statement with respect to such Registerable Securities and use reasonable efforts, subject to Section 2(a)(y), to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Acquiror will furnish to one counsel selected by the Stockholder's Representative copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                                    (2) furnish to the  Stockholders  the number
of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as the Stockholders from time to time may reasonably request;

                                    (3) use  reasonable  efforts to  register or
qualify such shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as any Stockholder reasonably requests, and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition of such shares in such jurisdictions; provided, however, that Acquiror will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified but for this Section 3(b), or (ii) take any action which would subject it to the service of process in actions other than those arising out of such registration;

     (4) notify the Stockholders, at any time when a prospectus relating to the Registerable Securities is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare and furnish to such Stockholders a reasonable number of copies of a supplement or amendment to the prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

     (5) cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by Acquiror are then listed and, if not so listed, to be listed on the National Association of Securities Dealers ("NASD") Automated Quotation ("Nasdaq") system and, if listed on the Nasdaq system, use reasonable efforts to secure designation of all such Registerable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq authorization for such Registerable Securities;

     (6) provide a transfer agent and registrar for all such Registerable Securities (if Acquiror does not already have such an agent) not later than the effective date of such registration statement;

                                    (7)  enter  into such  customary  agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registerable Securities (including, without limitation, effecting a stock split or a combination of shares);

                                    (8) make  available  all financial and other
records, pertinent corporate documents and
properties of Acquiror for inspection by, and cause Acquiror's officers, directors, employees and independent accountants to supply all information reasonably requested by, any seller of Registerable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter in connection with such registration statement who executes any reasonable confidentiality agreement that may be reasonably requested by Acquiror or who is bound by fiduciary duty or professional responsibility to preserve the confidentiality thereof;

                                    (9)  otherwise  use  reasonable  efforts  to
comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Acquiror's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                                    (10) use  reasonable  efforts  to cause such
Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registerable Securities.

     4. Holdback Agreements. (a) Each holder of Registerable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Acquiror, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                           (b) The Acquiror  agrees (i) not to effect any public
sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use reasonable efforts to cause each Person that, during the 30-day period prior to the effective date of such Piggyback Registration, holds shares of Acquiror Common Stock (or securities convertible into or exercisable or exchangeable for Acquiror Common Stock) received from Acquiror in an amount which, on a fully diluted basis, exceeds 1% of Acquiror Common Stock then outstanding (on a fully diluted basis), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     5. Registration Expenses. (a) If Registerable Securities are included in a registration statement for a Piggyback Registration, then each selling Stockholder shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

     (b) If Registerable Securities are included in a registration statement for a Piggyback Registration, then except for the fees and expenses specified in
Section 5(a) hereof and except as provided below in this Section 5(b), regardless of whether any registration statement becomes effective, Acquiror shall pay all expenses incident to a Piggyback Registration, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with Blue Sky laws, underwriting discounts, fees, and expenses (other than the Stockholders' pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Acquiror and all independent certified public accountants and other persons retained by Acquiror.

                           6.       Indemnification.

     (a) The Acquiror agrees to indemnify, to the extent permitted by law, each holder of Registerable Securities, each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and their respective officers, directors, partners, employees, agents and representatives, against all losses, claims, damages, liabilities and expenses ("Losses") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Acquiror by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Acquiror has furnished such holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such holder after Acquiror has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Acquiror will indemnify such underwriters, each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives to the same extent as provided above with respect to the indemnification of the holders of Registerable Securities.

                           (b) In connection with any registration  statement in
which holders of Registerable Securities are
participating, each such holder will furnish to Acquiror in writing such information and affidavits as Acquiror reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Acquiror, each Person who controls Acquiror (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to Acquiror expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by Acquiror in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Registerable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to Acquiror, and Acquiror failed to include such information therein. In no event shall the liability of any selling holder of Registerable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registerable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                           (c) If any  Person  shall be  entitled  to  indemnity
hereunder, such indemnified party shall give prompt
notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding or investigation or written threat thereof ("Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability hereunder except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

(d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party or is --------- insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under Section 6(c) if the indemnification provided for in Section 6(a) or 6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provision of this Section 6(d), an indemnifying party that is a selling holder of Registerable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. 7. Information by Holder. Each holder of Registerable Securities shall furnish to the Acquiror and to the managing underwriter such information regarding such holder and the distribution proposed by such holder as the Acquiror or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Section 3.

8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations ------------------ of the SEC which may permit the sale of restricted securities (as that term is defined in Rule 144(a)(3) under the Securities Act) to the public without registration, Acquiror agrees to:

(a) use reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (b) so long as any holder of Registerable  Securities
owns any restricted securities, furnish to such holder upon request a written statement by the Acquiror as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Acquiror, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any such securities without registration.

9. Representations and Warranties of Acquiror. The Acquiror hereby represents and warrants to the Stockholders, as of the date hereof, as follows:

     (a) Acquiror has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Stockholders' Representative on behalf of the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.)
     (b) The execution and delivery of this Agreement by Acquiror does not, and the performance by Acquiror of its obligations under this Agreement will not,
(i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree whether national or foreign, applicable to Acquiror or its assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror is bound, or by which any of its properties or assets is subject.

                           10.  Definitions.  The following terms shall have the
following meanings for purposes of this Agreement:

"Affiliate" means, with respect to a specified Person, any Person controlling, controlled by or under common control with such Person.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

"Registerable Securities" means all shares of Acquiror Common Stock held at the relevant time by a Stockholder, and any other issued or issuable shares of
Acquiror Common Stock issued in connection with the Share Exchange Agreement held by a Stockholder at the relevant time, either at the time of initial issuance or subsequently, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that the parties acknowledge and agree that all shares of Acquiror Common Stock held in escrow pursuant to the terms of the Share Exchange Agreement shall not be Registerable Securities hereunder unless, and until such shares are released from escrow to a Stockholder; provided, further, that the parties acknowledge and agree that all shares issuable pursuant to Section 1.5 and Section 1.6 of the Share Exchange Agreement shall not be Registerable Securities hereunder unless and until such shares are issued to a Stockholder. As to any particular Registerable Securities, such securities will cease to be Registerable Securities when they have been transferred in a public offering registered under the Securities Act or in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, a Stockholder will be deemed to be a holder of Registerable Securities whenever such Stockholder has the right to acquire directly or indirectly such Registerable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"SEC" means the Securities and Exchange Commission.

"Stockholders" means all of the stockholders of the Company listed on Schedule A hereto and any successor or permitted assignee of any of their rights hereunder that holds Registerable Securities.

11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Acquiror and the Stockholder's Representative.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:


                           (i)      if to Acquiror:

                                    Hagler Bailly, Inc.
                                    1530 Wilson Boulevard
                                    Arlington, Virginia  22209
                                    Telecopier No.:  (703) 528-8573
                                    Attention:  Stephen V.R. Whitman, Esq.

                           With a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Telecopier No.:  (202) 637-5910
                           Attention:  David B.H. Martin, Jr., Esq.

                  (ii)     if to the Stockholders' Representative:

                           James F. Miller
                           1054 31st Street, N.W.
                           Washington, D.C.  20007
                           Telecopier No.:  (202) 337-8787

13. Other Registration Rights. Except as provided in this Agreement, Acquiror will not grant to any Persons any Piggyback Registration rights with respect to any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, which are materially more favorable to such Persons than the Piggyback Registration rights granted to the holders of Registerable Securities hereunder without the prior written consent of the Stockholder's Representative, unless Acquiror agrees to amend this Agreement to grant such more favorable rights to the holders of Registerable Securities, in lieu of the rights granted hereunder.

14. Transfer of Registration Rights; Successors and Assigns. A Stockholder may not transfer or assign its rights hereunder, in whole or in part, to a purchaser or other transferee of its Registerable Securities without the prior approval of the Acquiror, except to an Affiliate or a Family Member (as defined below) of a Stockholder. For purposes of this Agreement, "Family Member" shall mean a member of the Stockholder's family, which shall include such Stockholder's spouse or children or a trust, all of the beneficial interests in which shall be held by such
Stockholder's spouse or children.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without limitation and without the need for an express assignment, Affiliates of the Stockholders. If any Stockholder shall acquire Registerable Securities, in any manner, whether by operation of law or otherwise, such Registerable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registerable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

17. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

18. Headings. The headings in this Agreement are for convenience reference only and shall not limit or otherwise affect the meaning hereof.

19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

20. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

21. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement, or caused this Registration Rights Agreement to be duly executed on its behalf, as of the date first written above.

                                                     HAGLER BAILLY, INC.


                                                   By: /s/ Stephen V.R. Whitman
                                                   Name:  Stephen V.R. Whitman
                                                   Title: Senior Vice President
                                                       & General Counsel


                          STOCKHOLDERS' REPRESENTATIVE



                                                     /s/ James F. Miller
                                                     James F. Miller

                                   SCHEDULE A



                                         Common Stock       Common Stock Owned
    Stockholder Name and Address        Owned of Record         Beneficially*/


         Morris R. Garfinkle
       11954 E. Del Timbre Dr.
        Scottsdale, AZ 85259

           James F. Miller
        11243 Eastwood Drive
        Hagerstown, MD 21742

         Samuel W. Fairchild
            P.O. Box 341
         Brookside, NJ 07926

            Xianping Wang
         9731 Dellford Court
           Burke, VA 22015

           Anita M. Mosner
        9432 Rose Hill Drive
         Bethesda, MD 20817

         Michael P. Fleming
          3530 N. Utah St.
         Arlington, VA 22207
------------

*/ Explain any differences between record and beneficial ownership.